UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            SCHEDULE 14C INFORMATION


        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14(c)-5(d)(2))
[x]  Definitive Information Statement

                          REPUBLIC FIRST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                              INFORMATION STATEMENT


                               [GRAPHIC OMMITTED]

                             REPUBLIC FIRST BANCORP

                               1608 Walnut Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 735-4422

                        --------------------------------

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being furnished at the direction and on behalf of the Board of Directors of Republic First Bancorp, Inc., a Pennsylvania corporation ("Republic First" or the "Company").

         Republic First's Board of Directors has approved a pro rata distribution, commonly referred to as a "spin-off," to Republic First shareholders of all of the outstanding shares of First Bank of Delaware ("FBD") common stock, one of Republic First's wholly owned subsidiaries. Each holder of record at the close of business on January 19, 2005 (the "Record Date") of Republic First's outstanding common stock, par value $0.01 per share, will receive one share of FBD common stock for every share of Republic First common stock held on that date. Shareholders who sell their shares of Republic First common stock between the Record Date and January 31, 2005 (the "distribution date"), are selling their right to receive the dividend of FBD common stock in the distribution. Following the distribution, FBD will be a separate, independent public company. We expect the distribution will be effective at 12:01 a.m. Eastern Time on January 31, 2005, which is a date that is at least twenty (20) days after the filing with the Securities and Exchange Commission (the "SEC") of this Information Statement. The distribution of FBD common stock to Republic First shareholders will not be taxable for U.S. federal income tax purposes.

         In reviewing this Information Statement, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 27.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

         This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

         This Information Statement will be mailed on or about January 10, 2005 to Republic First's shareholders. The cost of preparing, assembling and mailing this Information Statement is being borne by Republic First.

           The date of this Information Statement is January 10, 2005.

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

         This section answers various questions with respect to the pro rata distribution to Republic First shareholders of all of the outstanding shares of FBD common stock. In this document, the terms "we," "us," "Republic First," "the Company" and "our" refer to Republic First Bancorp, Inc.

What is First Bank of Delaware?

         First Bank of Delaware currently is a wholly owned subsidiary of Republic First. Republic First will distribute all of the outstanding shares of common stock of FBD to Republic First's shareholders and FBD will become an independent public company.

When will the distribution occur?

         Republic First currently anticipates completing the distribution on or about January 31, 2005.

What will be received as a result of the distribution?

         For every share of Republic First common stock owned at the close of business on January 19, 2005, the Republic First shareholder will receive one share of FBD common stock. For example, if a Republic First shareholder owns 100 shares of Republic First common stock on January 19, 2005, that shareholder will receive 100 shares of FBD common stock.

What does a shareholder have to do to receive FBD common stock?

         Nothing. If a Republic First shareholder holds Republic First shares in his or her own name, on the Record Date, his or her FBD stock certificate(s) will be mailed to such shareholders as soon as practicable following the distribution.

         If a Republic First shareholder holds Republic First shares through his or her stockbroker, bank or other nominee, he or she is probably not a shareholder of record and the receipt of shares of FBD common stock depends on the arrangements with the party that holds the Republic First shares for such shareholders. Republic First anticipates that stockbrokers and banks will generally credit their customers' accounts with FBD common stock on or about January 31, 2005, but shareholders should check with their stockbroker, bank or other nominee. See "The Distribution--Manner of Effecting the Distribution."

How will the distribution affect the market price of Republic First shares?

         Following the distribution, Republic First's common stock will continue to be listed and traded on the Nasdaq National Market under the symbol "FRBK." As a result of the distribution, the trading price of Republic First shares immediately following the distribution may be lower than immediately prior to the distribution. Until the market has fully analyzed the operations of Republic First without FBD, the price of Republic First shares may fluctuate significantly. See "The Distribution--Listing and Trading of Our Common Stock."

Where will FBD shares be traded?

         We expect FBD's common stock to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets under the symbol "FBDE" following the distribution. See "The Distribution--Listing and Trading of Our Common Stock."

What are the procedures to sell Republic First or FBD common stock?

         Republic First shareholders should consult with their financial advisors, such as their stockbroker, bank, or tax advisor. Neither Republic First nor FBD makes any recommendation as to the purchase, retention, or sale of shares of Republic First common stock or FBD common stock.

         There is not currently a public market for the FBD common stock. Beginning on or shortly before the Record Date and the distribution date, there may be two markets in Republic First common stock: a "regular way" market and an "ex-dividend" market. Shares of Republic First common stock that trade on the regular way market will trade with an entitlement to shares of FBD common stock distributed pursuant to the distribution. Shares that trade on the ex-dividend market will trade without an entitlement to shares of FBD common stock distributed pursuant to the distribution. Therefore, if you own shares of Republic First common stock at 5:00 p.m., Eastern Standard Time, on the Record Date and sell those shares on the regular way market prior to the distribution date, you will also be trading the shares of FBD common stock that would have been distributed to you pursuant to the distribution. If you sell those shares of Republic First common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of FBD common stock that were to be distributed to you pursuant to your ownership of the shares of Republic First common stock.

         Furthermore, beginning on or shortly before the Record Date and ending on the distribution date there may be a "when issued trading" market in FBD common stock. When issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The when issued trading market would be a market for shares of FBD common stock that will be distributed to Republic First shareholders on the distribution date. If you own shares of Republic First common stock at 5:00 p.m., Eastern Standard Time, on the Record Date, then you are entitled to shares of FBD common stock distributed pursuant to the distribution. You may trade this entitlement to shares of FBD common stock, without the shares of Republic First you own, on the when issued trading market. On the first trading day following the distribution date, when issued trading with respect to FBD common stock will end and regular way trading will begin. See "The Distribution--Listing and Trading of Our Common Stock."

Will taxes have to be paid on the FBD common stock that Republic First shareholders receive?

         On October 26, 2004, Republic First received a ruling from the Internal Revenue Service to the effect that, among other things, the distribution will be tax-free for federal income tax purposes to the shareholders of Republic First. FBD stockholders may have to pay taxes if they sell their shares of either Republic First or FBD common stock. See "The Distribution--Federal Income Tax Consequences of the Distribution."

Will there be any change in the U.S. federal tax basis of Republic First shares as a result of the distribution?

         Yes, the tax basis in a Republic First shareholder's Republic First shares will be reduced. The record holders of Republic First common stock, will receive information with their FBD common stock certificates that will help such Republic First shareholders calculate the adjusted tax basis for their Republic First shares as well as the tax basis for their FBD common stock. If they are not the record holder of their Republic First common stock because their shares are held on their behalf by their stockbroker or other nominee, they should contact their stockbroker or other nominee for help in determining the tax basis for their Republic First common stock, as well as the tax basis for their FBD common stock. See "The Distribution--Federal Income Tax Consequences of the Distribution."

Where is more information available?

         Any questions relating to the mechanics of the distribution and the delivery of account statements, can be directed to the Distribution Agent:

                  Registrar and Transfer Company
                  10 Commerce Drive
                  Cranford, NJ  07016-3572
                  1-800-456-0596

                                     SUMMARY

         The following summary highlights selected information contained in this information statement relating to the distribution. Because this is a summary, it does not contain all the details concerning the distribution and our business that is contained in this document. We urge you to read this entire document carefully, including our financial statements and the risks relating to the distribution and to owning FBD common stock discussed under "Risk Factors."



                                                          The Distribution

--------------------------------------------- --------------------------------------------------------------------------------------
Distributing Company........................   Republic First Bancorp, Inc., a Pennsylvania corporation

Distributed Company.........................   First Bank of Delaware, a Delaware corporation

Primary Purposes of Distribution............   Republic First's Board of Directors and management  believe that separating  Republic
                                               First's  businesses  along  geographic  and  business  lines will  enhance  value for
                                               Republic  First  shareholders.  Republic  First's Board of Directors  and  management believe  that the  distribution  will enhance the ability of each of FBD and Republic
                                               First to focus on its core business purposes. In addition,  Republic First's Board of
                                               Directors  believes that its  transition to an  independent  company will provide FBD with greater access to capital. For a more detailed discussion of the reasons for the distribution, see "The Distribution--Reasons for the Distribution."

Shares to be Distributed....................   Republic First will distribute to its  shareholders one share of FBD common stock for each share of Republic First common stock  outstanding on the Record Date. The shares distributed  will  constitute  all  of  FBD's  outstanding  common  stock  after  the
                                               distribution.   Immediately  following  the  distribution,  Republic  First  and  its subsidiaries  will not own any of FBD's  common  stock and it will be an  independent company.

List and Trading of Common Stock............   There is no current trading market for FBD common stock. We expect FBD's common stock to be quoted on the  Over-The-Counter  Bulletin  Board or the Pink  Sheets  under the symbol "FBDE" following the distribution.  See "The Distribution--Listing and Trading of Our Common Stock.

Record Date.................................   The Record Date for the distribution is January 19, 2005.

--------------------------------------------- --------------------------------------------------------------------------------------




                                                                 5

Distribution Date...........................   The distribution will occur on or about January 31, 2005 (the  "distribution  date").
                                               Record holders of Republic First stock will have their FBD stock certificates  mailed to them shortly after the distribution date. If a Republic First shareholder is not a record  holder of Republic  First stock because their shares are held on their behalf by their  stockbroker or other nominee,  then their shares of FBD common stock should be credited to their  account  with their  stockbroker  or other  nominee on or about
                                               January 31, 2005.

Distribution Ratio..........................   Republic  First  shareholders  will  receive one share of FBD common  stock for every share of Republic First common stock they hold on the Record Date.


Distribution Agent, Transfer
Agent and Registrar for our
Common Stock................................   Registrar  and  Transfer  Company is the  Distribution  Agent and our  registrar  and transfer agent.  The address and telephone  number of Registrar and Transfer  Company is:

                                                                         10 Commerce Drive
                                                                      Cranford, NJ 07016-3672
                                                                           1-800-456-0596

Tax Consequences............................   On October 26,  2004,  Republic  First  received a ruling from the  Internal  Revenue
                                               Service to the effect that, among other things, the distribution will be tax-free for federal  income tax purposes to Republic  First and to the  shareholders  of Republic
                                               First, and that neither Republic First nor FBD will recognize income, gain or loss as a result of the  distribution.  FBD  stockholders  may have to pay taxes if they sell
                                               their   shares  of   either   Republic   First  or  FBD   common   stock.   See  "The
                                               Distribution--Federal Income Tax Consequences of the Distribution."

Relationship    with   FBD   Following   the
Distribution................................   Prior to the  distribution,  Republic First will enter into  agreements  with FBD, to make arrangements for the distribution and to define the ongoing relationship between
                                               FBD and Republic First. In addition, Republic First will enter into an agreement with
                                               FBD  providing  for the  sharing of taxes  incurred  by  Republic  First prior to the distribution  and  providing  certain  indemnification  rights  with  respect  to tax matters. See "Our Relationship with FBD Following the Distribution."


Board of Directors..........................   FBD's  Board of  Directors  consists  of five  members.  Each of FBD's  directors  is currently and will continue to be a director of Republic First. See "Management."


Management..................................   Certain of Republic  First's current  executive  officers will serve as FBD executive officers after the distribution. See "Management."



                                                                 6



Certain Anti-Takeover Effects...............   Certain provisions of FBD's Articles of Association and Bylaws may have the effect of making the  acquisition of control of FBD in a transaction  not approved by its Board of Directors more difficult.  Moreover, certain provisions of the agreement providing for certain tax  disaffiliation  and other tax-related  matters that FBD and Republic
                                               First will enter into in connection with the distribution  and certain  provisions of
                                               Delaware  law  could   discourage   potential   acquisition   proposals.   See  "Risk
                                               Factors--Certain  provisions  of FBD's  Articles of  Association,  Bylaws,  Change in
                                               Control   Agreements   and  Delaware  law  may   discourage   takeovers"   and  "Risk
                                               Factors--Certain  provisions  of the  Tax  Disaffiliation  Agreement  may  discourage takeovers."

--------------------------------------------- --------------------------------------------------------------------------------------




                                VOTING SECURITIES

         The Record Date of shareholders entitled to receive the dividend is the close of business on January 19, 2005. Based on the number of Republic First shares issued and outstanding on December 1, 2004, a total of approximately 7,428,678 shares of $0.05 par value FBD common stock will be distributed.

         Each share is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares.

         Republic First received the approval of its Board of Directors to consummate the spin-off. Pursuant to applicable Pennsylvania law, there are no dissenter's rights relating to this matter.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning the shares of our common stock that are beneficially owned by each of our directors and executive officers, by all of our directors and executive officers as a group, and by each person who owns 5% or more of our outstanding common stock based on filings made by such persons with the SEC. Unless otherwise indicated, the amounts are based on the number of Republic First shares held by such persons as of September 30, 2004.




                Name and Address of                   Amount and Nature of Beneficial      Percentage of
                Beneficial Owner (1)                           Ownership (2)                 Class (2)
--------------------------------------------------------------------------------------------------------------
Harry D. Madonna                                                  473,477 (3)                   6.4%
Kenneth J. Adelberg                                               331,026 (4)                   4.6%
William W. Batoff                                                  86,433 (5)                   1.2%
Robert J. Coleman                                                 110,000                       1.5%
Neal I. Rodin                                                     124,628 (6)                   1.7%
Steven J. Shotz                                                   278,356 (7)                   3.8%
Harris Wildstein, Esq.                                            565,816 (8)                   7.8%
Robert D. Davis                                                   110,551 (9)                   1.5%
Louis J. DeCesare                                                  22,550 (10)                  *
Alonzo J. Primus                                                   32,700 (13)                  *
Paul A. Verdi                                                      17,050 (14)                  *
Paul Frenkiel                                                      78,100 (11)                  *
Lyle W. Hall, Jr.                                                  11,000                       *
Barry L. Spevak                                                     2,277                       *
Miller & Jacobs Capital, LLC
P.O. Box 26039 Gallows Bay Station                                556,820 (12)                 **
Christiansted, St. Croix, USVI  00824

All  directors  and  executive  officers  as a group
(14 persons)                                                    2,243,964                      28.1%

------------

*    Represents less than 1% of the issued and outstanding shares.

**   Not included in totals.


(1) Unless otherwise indicated, the address of each beneficial owner is c/o Republic First Bancorp, Inc., 1608 Walnut Street, Philadelphia, Pennsylvania 19103.
(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As of September 30, 2004, there were 7,435,681 shares outstanding.
(3) Includes 224,038 shares of common stock subject to options which are currently exercisable.
(4) Includes 65,252 shares of common stock issuable upon exercise of options which are currently exercisable. Does not include 103,820 shares of common stock owned by family members for which Mr. Adelberg disclaims beneficial ownership.
(5) Includes 11,110 shares of common stock subject to options granted to Mr. Batoff which are currently exercisable.
(6) Includes 10,010 shares of common stock issuable upon exercise of options which are currently exercisable.
(7) Includes 135,146 shares of common stock issuable upon exercise of options which are currently exercisable.
(8) Includes 62,150 shares of common stock issuable upon exercise of options which are currently exercisable.
(9) Includes 108,901 shares of common stock issuable upon exercise of options which are currently exercisable.
(10) Includes 22,550 shares of common stock issuable upon exercise of options which are currently exercisable.
(11) Includes 33,000 shares of common stock issuable upon exercise of options which are currently exercisable.
(12) According to a Schedule 13G/A filed with the SEC on February 13, 2004, Jeffrey A. Miller and Eric D. Jacobs share voting and investment power with respect to these shares of common stock.
(13) Includes 29,700 shares of common stock issuable upon exercise of options of which 25,850 are currently exercisable.
(14) Includes 17,050 shares of common stock issuable upon exercise of options of which 14,300 are currently exercisable.

         Following the distribution, it is expected that a total of 1,996,059 shares, or 24.99%, of FBD's stock will be owned beneficially by the directors and officers of FBD. See "Management - Executive Officers and Directors."

                                THE DISTRIBUTION


Introduction

         Republic First's Board of Directors declared a pro rata distribution, payable to the holders of record of outstanding Republic First common stock at the close of business on January 19, 2005 (the "Record Date"), of one share of FBD common stock for every share of Republic First common stock outstanding on the Record Date. The distribution will be effected at 12:01 a.m., Eastern Time, on or about January 31, 2005 (the "distribution date"). FBD is currently a wholly owned subsidiary of Republic First. As a result of the distribution, all of the outstanding shares of FBD's common stock will be distributed to Republic First's shareholders. Immediately following the distribution, Republic First and its subsidiaries will not own any shares of FBD common stock and FBD will be an independent public company. Stock certificates reflecting ownership of FBD common stock will be mailed to record holders of Republic First common stock shortly after the distribution date. Shares of FBD common stock should be credited to accounts with stockbrokers, banks or nominees of Republic First shareholders that are not record holders on or about January 31, 2005.

Reasons for the Distribution

         The Board of Directors and management of Republic First believe that the distribution is in the best interest of Republic First and its shareholders. The current holding company structure with two subsidiaries presents significant obstacles to both Republic First Bank, the Pennsylvania subsidiary of Republic First (the "PA Bank"), and FBD in their efforts to raise capital in the most cost-efficient manner because the various risk factors and market perception involved in each entity are different. The Board discussed the effects of the separation of FBD from Republic First, and after consideration of the issue, including a presentation by its financial advisor, Sandler O'Neill & Partners, L.P., determined to effectuate the separation through a spin-off of FBD. Republic First believes that the distribution will enhance value for Republic First shareholders by separating the geographic and business markets served by each of PA Bank and FBD.

         The lines of business of FBD are different from, and are not synergistic with, the lines of business of PA Bank. In addition to general banking products, FBD nationally offers short-term consumer loans, also known as payday loans, and tax refund anticipation loans to the under banked market while, PA Bank focuses primarily on providing banking services to small and medium-sized businesses. There does not appear to be any benefit, and there may well be a distraction and inefficiency of management, by operating these very different business lines under the same corporate structure.

         In addition, the inherent values of FBD and PA Bank may be better realized subsequent to the spin off. It is often difficult to realize the full value of disparate lines of business when they are combined in the same corporate structure and represented by the same common stock. Once separated, each of the bank's common stock can be valued by reference to the profitability, growth and risks of their respective businesses. The separation of these two businesses into separate corporate entities, each represented in the market by its own common stock, should facilitate efficient capital planning and capital raising by both entities. This should allow the investment community to better evaluate both FBD's and PA Bank's performance relative to their respective peers.

         In addition, the spin-off may help PA Bank reduce reputational and legal risk. For example, certain institutional consumer groups are opposed to the levels of fees on payday loans such as those offered by FBD. Additionally, legal risk such as class action suits may be more likely in this area of lending than in other areas.

Manner of Effecting the Distribution

         The general terms and conditions relating to the distribution are set forth in a Separation and Distribution Agreement (the "Distribution Agreement") between FBD and Republic First.

         The distribution will be made on the basis of one share of FBD common stock for every share of Republic First common stock outstanding on the Record Date. Immediately after the distribution, we expect there to be approximately 1,785 holders of record of FBD common stock and approximately 7,428,678 shares of FBD common stock outstanding based on the number of Republic First shareholders of record and shares outstanding on December 1, 2004. The shares to be distributed will constitute all of the outstanding shares of FBD common stock. Immediately following the distribution, Republic First will not own any shares of FBD common stock, and FBD will be an independent company. The shares of FBD common stock will be fully paid and nonassessable, and FBD stockholders will not be entitled to preemptive rights. Shareholders who sell their shares of Republic First common stock between the Record Date and the distribution date are selling their right to receive the dividend of FBD common stock in the distribution.

         Republic First shareholders will not be required to pay any cash or other consideration for the shares of FBD common stock received in the distribution, or to surrender or exchange any Republic First shares in order to receive such shares. The distribution will not affect the number of, or the rights attaching to, outstanding Republic First shares. No vote of Republic First shareholders is required or sought in connection with the distribution, and Republic First shareholders will have no appraisal rights in connection with the distribution.

         The employee benefits arrangements which FBD and Republic First will enter into in connection with the distribution provide that at the time of the distribution, for each stock option held by Republic First's employees and directors, a stock option will be granted by FBD. The option prices will be adjusted to maintain the economic value of the options; otherwise, the terms of the FBD options are expected to be identical to those granted by Republic First.

Results of the Distribution

         After the distribution, FBD will be a separate company. Immediately after the distribution, FBD expects there to be approximately 1,785 holders of record of its common stock and approximately 7,428,678 shares of FBD common stock outstanding, based on the number of shareholders of record and outstanding Republic First shares on December 1, 2004 and the distribution ratio of one share of FBD common stock for every Republic First share. The actual number of shares to be distributed will be determined as of the Record Date. The distribution will not affect the number of outstanding Republic First shares or any rights of Republic First shareholders.

Listing and Trading of Our Common Stock

         The shares of common stock of Republic First will remain listed on the Nasdaq National Market. Shares of common stock of FBD are expected to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets.

         Republic First makes no recommendations as to the purchase, retention or sale of shares of Republic First common stock or FBD common stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

         There is not currently a public market for the FBD common stock. Beginning on or shortly before the Record Date and the distribution date, there may be two markets in Republic First common stock: a "regular way" market and an "ex-dividend" market. Shares of Republic First common stock that trade on the regular way market will trade with an entitlement to shares of FBD common stock distributed pursuant to the distribution. Shares that trade on the ex-dividend market will trade without an entitlement to shares of FBD common stock distributed pursuant to the distribution. Therefore, if you own shares of Republic First common stock at 5:00 p.m., Eastern Standard Time, on the Record Date and sell those shares on the regular way market prior to the distribution date, you will also be trading the shares of FBD common stock that would have been distributed to you pursuant to the distribution. If you sell those shares of Republic First common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of FBD common stock that were to be distributed to you pursuant to your ownership of the shares of Republic First common stock.

         Furthermore, beginning on or shortly before the Record Date and ending on the distribution date there may be a "when issued trading" market in FBD common stock. When issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The when issued trading market would be a market for shares of FBD common stock that will be distributed to Republic First shareholders on the distribution date. If you own shares of Republic First common stock at 5:00 p.m., Eastern Standard Time, on the Record Date, then you are entitled to shares of FBD common stock distributed pursuant to the distribution. You may trade this entitlement to shares of FBD common stock, without the shares of Republic First you own, on the when issued trading market. On the first trading day following the distribution date, when issued trading with respect to FBD common stock will end and regular way trading will begin.

         The shares of FBD common stock distributed to Republic First shareholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with FBD and includes its directors, certain of its officers and significant stockholders. FBD affiliates will be permitted to sell their shares of FBD common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder. Based on ownership of Republic First's common stock reflected in this Information Statement under "Ownership of Common Stock," persons who may be deemed to be FBD affiliates after the distribution will beneficially own approximately 1,996,059 shares of FBD common stock, or 24.99%, of the outstanding shares of FBD's common stock.

         FBD does not intend to list its shares of common stock for trading on the Nasdaq National Market and expects its shares to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets. There can be no assurance that FBD common stock will be actively traded and the prices at which the shares will trade cannot be predicted. Some of our shareholders who receive shares of FBD common stock may decide that they do not want to own FBD or our stock and may sell their shares of our common stock or that of FBD following the distribution. Such sales may delay the development of an orderly trading market in our shares for a period of time following the distribution. Until an orderly market develops, the prices at which Republic First and FBD shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for FBD common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, results of operations, the amount of dividends that FBD pays, changes in economic conditions in the banking industry, regulatory changes affecting the banking industry, especially relating to payday lending, and general economic and market conditions.

         Following the distribution, Republic First's common stock will continue to be listed and traded on the Nasdaq National Market under the symbol "FRBK." Following the distribution, Republic First's operations will consist primarily of its Pennsylvania subsidiary, Republic First Bank.

         Even though Republic First is currently a publicly held company, there can be no assurance that an active trading market for Republic First common stock will be maintained after the distribution and no prediction can be made respecting the prices at which Republic First common stock will trade. Some Republic First shareholders may decide that they do not want to own stock in a holding company whose assets consist solely of its ownership of its Pennsylvania subsidiary, Republic First Bank, and may sell their Republic First common stock following the distribution. These and other factors may delay or hinder the return to an orderly trading market in Republic First common stock following the distribution. Whether an active trading market for Republic First common stock will be maintained after the distribution and the prices for Republic First common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Republic First's results of operations, the amount of dividends that Republic First pays, changes in economic conditions in the banking industry, regulatory and legal changes affecting the banking industry and legal and general economic and market conditions.

         In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of FBD common stock and/or Republic First common stock.

Federal Income Tax Consequences of the Distribution

         The following discussion summarizes the material U.S. federal income tax consequences resulting from the distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or interpretations, any of which may be applied retroactively.

         The following summary is for general information only and may not be applicable to shareholders who received their shares of FBD stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code (the "Code"). Each shareholder's individual circumstances may affect the tax consequences of the distribution to such shareholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state, or local laws. Consequently, shareholders are advised to consult their own tax advisor as to the specific tax consequences of the distribution and the effect of possible changes in tax laws.

General
-------

         On October 26, 2004, Republic First received a ruling from the Internal Revenue Service ("IRS"), to the effect that the distribution will qualify as a tax-free spin-off for federal income tax purposes under Section 355 of the Code. The ruling provides, among other things that for U.S. federal income tax purposes:

o Republic First will not recognize any gain or loss upon the distribution of the stock of FBD to the Republic First shareholders;

o no gain or loss will be recognized by, or be includible in the income of, a shareholder of Republic First common stock solely as the result of the receipt of our common stock in the distribution;

o the aggregate basis of the Republic First common stock and FBD common stock in the hands of Republic First's shareholders immediately after the distribution will be the same as the aggregate basis of the Republic First common stock held by the Republic First shareholders immediately before the distribution, allocated between the common stock of Republic First and FBD common stock in proportion to the relative fair market values of each; and

o the holding period of FBD common stock received by Republic First shareholders will include the holding period of their Republic First common stock with respect to which the distribution was made, provided that such Republic First common stock is held as a capital asset on the date of the distribution.

         Although the ruling relating to the qualification of the distribution as a tax-free transaction is generally binding on the IRS, the continuing validity of the ruling is subject to the accuracy of factual assumptions and representations FBD and Republic First made to the IRS. Neither Republic First nor FBD is aware of any facts or circumstances that would cause such representations and assumptions to be untrue.

         If the distribution were not to qualify as a tax-free distribution under Section 355 of the Code, (i) the corporate-level tax would be based upon the excess of the fair market value of the shares of FBD common stock outstanding on the distribution date, over Republic First's adjusted tax basis for such shares on such date, and (ii) each Republic First shareholder who receives shares of FBD common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the distribution date, taxed first as a dividend to the extent of such holder's pro rata share of Republic First's current and accumulated earnings and profits (as increased to reflect any Republic First gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder's tax basis in the shares of Republic First stock, with any remaining amount being taxed as capital gain (provided that the Republic First shares were held by the shareholder as a capital asset on the distribution date). Shareholders that are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

         In addition, under Section 355(e) of the Code, even if the distribution qualifies as tax-free, the distribution could nevertheless become taxable to Republic First (but not Republic First shareholders) if FBD or Republic First were to undergo a change in control pursuant to a plan or a series of related transactions, which include the distribution. Any transaction which occurs within the four-year period beginning two years prior to the distribution is presumed to be part of a plan or a series of related transactions, which include the distribution unless Republic First establishes otherwise. In this context, a change in control generally means a shift in 50% or more of the ownership of either Republic First or FBD.

Indemnification
---------------

         FBD will be obligated to indemnify Republic First under the Tax Disaffiliation Agreement for the full amount of any liability Republic First incurs solely as a result of any post-distribution action or omission by FBD contributing to an IRS determination that the distribution was not tax-free. Republic First will indemnify FBD for all taxes and liabilities FBD incurs solely as a result of any post-distribution action or omission by Republic First contributing to an IRS determination that the distribution was not tax-free. If the IRS determines that the distribution was not tax-free for any other reason, FBD and Republic First will indemnify each other against all taxes and liabilities pro rata based on respective stockholders' equity on the distribution date. If triggered, FBD's indemnification obligation would likely have a material adverse effect on its results of operations and financial position.

Information Reporting
---------------------

         Current Treasury regulations require each Republic First shareholder who receives shares of FBD common stock pursuant to the distribution to attach to such shareholder's federal income tax return for the year in which the distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Code to the distribution. Republic First will provide appropriate information to each person or entity who is a shareholder of Republic First on the Record Date.



              OUR RELATIONSHIP WITH FBD FOLLOWING THE DISTRIBUTION



Distribution Agreement
----------------------

         On or prior to the distribution date, FBD and Republic First will enter into the Distribution Agreement, which will provide for, among other things, the principal corporate transactions required to effect the distribution and certain other agreements relating to the continuing relationship between FBD and Republic First after the distribution.

         The Distribution Agreement will provide that on or prior to the distribution date, FBD will authorize and issue to Republic First a number of FBD shares of common stock equal to the total number of shares of Republic First common stock outstanding on the Record Date. Republic First will effect the distribution by delivering a certificate representing all of the shares of FBD common stock to be issued in the distribution to the Distribution Agent.

         Under the Distribution Agreement and effective as of the distribution date, FBD will assume, and will agree to indemnify Republic First against (net of any related insurance proceeds or tax benefits), all liabilities, litigation and claims arising out of FBD's business, and Republic First will retain, and will agree to indemnify FBD against (net of any related insurance proceeds or tax benefits), all other liabilities, litigation and claims. The foregoing obligations will not entitle an indemnified party to recover to the extent any such liability is covered by proceeds received by such party from any third party insurance policy.

         FBD and Republic First will agree to share liability pro rata based on our respective stockholders' equity on the distribution date with respect to any claims that arise following the distribution that relate primarily to Republic First's activities as a holding company prior to the distribution, which would include, for example, any claims relating to Republic First's FDIC filings made prior to the distribution or any claims by employees at the holding company level relating to the termination of their employment prior to the distribution.

         The Distribution Agreement will also provide that FBD and Republic First will grant each other access to certain records and information in the possession of the other.

Tax Disaffiliation Agreement

         FBD and Republic First will enter into a Tax Disaffiliation Agreement on the distribution date which sets out each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the distribution and related matters such as the filing of tax returns and the conduct of IRS and other audits. Under the Tax Disaffiliation Agreement, FBD will indemnify Republic First for all taxes and liabilities incurred solely as a result of any post-distribution action or omission by FBD or any of its affiliates that contributes to an IRS determination that the distribution was not tax-free. Republic First will indemnify FBD for all taxes and liabilities incurred solely because Republic First's or an affiliate's post-distribution action or omission contributes to an IRS determination that the distribution was not tax-free. If the IRS determines that the distribution was not tax-free for any other reason, FBD and Republic First will indemnify each other against all taxes and liabilities pro rata based on our respective stockholders' equity on the distribution date.

Services Agreement

         At about the time of the spin-off, FBD will form a wholly owned subsidiary which will employ all the staff service employees which service PA Bank and FBD. The services subsidiary will enter into agreements with both PA Bank and FBD to provide all required services. All of the agreements are currently in place and will be assigned to the services subsidiary. The terms of the agreements are based on an allocation of time to the appropriate entity.

Employee Benefits

         Stock Options. At the time of the distribution, employees who hold Republic First options will be granted one FBD stock option for each Republic First stock option held. The formula used in the conversion of the option price will be prescribed by accounting rules and will be designed to put the option holders in substantially the same financial position immediately following the conversion as existed immediately before the conversion. All other terms and conditions of these options will remain the same. The distribution will not have any effect on the exercisability of the converted options, which will continue to be based on continued employment with FBD. Specifically, options will be converted subject to the rules of Financial Accounting Standards Board Interpretation No. 44 ("FIN 44"). Under that interpretation, there is no accounting consequence for changes made for such issuance of shares and conversion of the option price, if two criteria are met. First, the aggregate intrinsic value of the options immediately after the option issuance and price conversion cannot be greater than the aggregate intrinsic value of the options immediately before the change. Secondly, the ratio of the exercise price per share to the market value per share cannot be reduced.

         Restricted Stock. At the time of the distribution, for each unvested share of Republic First restricted stock held by an employee, that employee shall receive one share of FBD restricted stock. The restricted shares of FBD common stock will be subject to the same restrictions and terms, including vesting provisions, as the canceled Republic First restricted stock.

         Deferred Compensation Plans. At the time of the distribution, FBD will establish a deferred compensation plan for its officers and directors and certain officers in the service company, which will be substantially similar to Republic First's deferred compensation plan. The accounts and benefits of current and former officers and directors of Republic First's operations will be transferred to the new plan.

         Basic Retirement Plan. At the time of the distribution, FBD will establish at the services subsidiary level a non-qualified supplemental retirement plan for certain of its officers who are designated by the Board of Directors that will be substantially similar to Republic First's non-qualified supplemental retirement plan. The accounts and benefits of current and former employees of Republic First's Delaware operations will be transferred to the new plan.

         401(k) Plans. At the time of the distribution, FBD will adopt and assume all liabilities with respect to Republic First's separate 401(k) plan that covers employees and former employees of Republic First's Delaware operations. During a transition period, a Republic First stock account and a FBD stock account will be maintained under the 401(k) plan remaining with Republic First and under the transferred 401(k) plan to hold shares of Republic First common stock and FBD shares distributed with respect to such Republic First common stock. Employees of one company will not be allowed to add to their stock accounts with the other company through new contributions or balance transfers.

         Health and Welfare Plans. All liabilities and responsibilities for providing health and welfare benefits to FBD's active employees will be controlled at the services subsidiary level. As of the distribution date, FBD intends to establish in the services subsidiary health and welfare plans that are substantially similar to Republic First's plans. For those benefits that are provided through insurance, Republic First will take steps to have each insurance carrier agree to allow FBD's employees to continue to be covered by Republic First policies or through separate contracts on substantially the same basis during any transition period.

                              ABOUT REPUBLIC FIRST

         Republic First is currently a two-bank holding company organized and incorporated under the laws of the Commonwealth of Pennsylvania. Its wholly owned subsidiaries, Republic First Bank (the "PA Bank"), and FBD, (sometimes hereafter referred to jointly as the "Banks") offer a variety of credit and depository banking services. Such services are offered to individuals and businesses primarily in the Greater Philadelphia and Delaware area through their ten offices and branches in Philadelphia and Montgomery Counties in Pennsylvania and New Castle County, Delaware, but also through the national consumer loan products offered by FBD.

         The PA Bank is a commercial bank chartered pursuant to the laws of the Commonwealth of Pennsylvania and is subject to examination and comprehensive regulation by the Federal Deposit Insurance Corporation ("FDIC") and the Pennsylvania Department of Banking. The deposits held by the PA Bank are insured up to applicable limits by the Bank Insurance Fund of the FDIC. The PA Bank presently conducts its principal banking activities through its five Philadelphia offices and three suburban offices in Ardmore, East Norriton and Abington, all of which are located in Montgomery County, Pennsylvania.

         FBD is organized and incorporated under the laws of the State of Delaware. FBD offers a variety of credit and depository banking services. FBD is subject to examination and comprehensive regulation by the FDIC and the Delaware Department of Banking and the deposits, which are held by them, are insured up to applicable limits by the Bank Insurance Fund of the FDIC. FBD presently conducts its principal business banking activities primarily through its two offices in Wilmington, Delaware but also makes substantial payday loans in Arizona, California, Georgia, Ohio and Texas and tax refund anticipation loans in numerous states.

Products and Services Offered

General
-------

         The Banks offer many commercial and consumer banking services with an emphasis on serving the needs of individuals, small and medium-sized businesses, executives, professionals and professional organizations in their service area.

         The Banks attempt to offer a high level of personalized service to both their small and medium-sized businesses and consumer customers. The Banks offer both commercial and consumer deposit accounts, including checking accounts, interest-bearing demand accounts, money market accounts, certificates of deposit, savings accounts, sweep accounts, lockbox services and individual retirement accounts (and other traditional banking services). The Banks actively solicit both non-interest and interest-bearing deposits from their borrowers.

         The Banks offer a broad range of loan and credit facilities to the businesses and residents of their service area, including secured and unsecured commercial loans including commercial real estate and construction loans, residential mortgages, automobile loans, home improvement loans, home equity and overdraft lines of credit, and other products.

         FBD also nationally offers short-term consumer loans and tax refund anticipation loans to the under banked market.

         The Banks manage credit risk through loan application evaluation and monitoring for adherence with credit policies. Since their inception, the Banks have had a senior officer monitor compliance with the Banks' lending policies and procedures by the Banks' loan officers.

         The Banks also maintain investment securities portfolios. Investment securities are purchased by the Banks within standards of the Banks' Investment Policies, which are approved annually by the Banks' Boards of Directors. The Investment Policies address such issues as permissible investment categories, credit quality, maturities and concentrations. At December 31, 2003, and 2002, approximately 72% and 84%, respectively, of the aggregate dollar amount of the investment securities consisted of either U.S. Government debt securities or U.S. Government Agency issued mortgage backed securities. Credit risk associated with these U.S. Government debt securities and the U.S. Government Agency securities is minimal, with risk-based capital weighting factors of 0% and 20%, respectively. The remainder of the securities portfolio consists of trust preferred securities, corporate bonds and FHLB securities.

Traditional Banking Products and Services
-----------------------------------------

         The Banks offer a range of competitively priced commercial and other banking services, including secured and unsecured commercial loans, real estate loans, construction and land development loans, automobile loans, home improvement loans, mortgages, home equity and overdraft lines of credit and others terms. The Banks offer both commercial and consumer deposit accounts, including checking accounts, interest-bearing demand accounts, money market accounts, certificates of deposit, savings accounts, sweep accounts, lockbox services and individual retirement accounts (and other traditional banking services). The Banks' commercial loans typically range between $250,000 and $5,000,000 but customers may borrow significantly larger amounts up to the Banks' combined legal lending limit of $10.3 million. Individual customers may have several loans often secured by different collateral. Such relationships in excess of $5.9 million at December 31, 2003, amounted to $51.5 million. The $5.9 million threshold approximates 10% of total capital and reserves and reflects an additional internal monitoring guideline.

         The Banks attempt to offer a high level of personalized service to both their commercial and consumer customers. The Banks are members of the STAR(TM) and PLUS(TM) networks in order to provide customers with access to automated teller machines worldwide. The Banks currently have eight proprietary automated teller machines at branch locations.

         The Banks' lending activities generally are focused on small and medium-sized businesses within the professional community. Commercial and construction loans are the most significant category of the Banks outstanding loans, representing 95% of total loans outstanding at December 31, 2003. Repayment of these loans is, in part, dependent on general economic conditions affecting the community and the various businesses within the community. Although management continues to follow established underwriting policies and monitors loans through the Banks' loan review officer, credit risk is still inherent in the portfolio.

         Although the majority of the Banks' loan portfolio is collateralized with real estate or other collateral, a portion of the commercial portfolio is unsecured, representing loans made to borrowers considered to be of sufficient financial strength to merit unsecured financing. The Banks make both fixed and variable rate loans with terms ranging from one to five years. Variable rate loans are generally tied to the national prime rate of interest.

Other Products and Services
---------------------------

Stored-Value Card Issuance

         Through our affiliate membership with MasterCard International, FBD has become an issuing bank for Stored-Value Cards. Stored-Value Cards are cards that store information electronically on a magnetic stripe or computer chip and can be used to purchase goods or services. Funds are loaded onto cards and can be used similar to some debit/ATM cards and in some instances similar to a MasterCard(R) or Visa(R) card. Stored-Value Cards are a substitute for cash, gift certificates and check payments. Cards can be either personalized with a customer name, non-personalized, reloadable or non-reloadable based on the type of card. All cards will be issued through retail store fronts, corporations or directly to the consumer. FBD has contracted with several card processors to provide the front-end software platform functionality, cardholder support and card fulfillment to retail environments.

Tax Refund Anticipation Products

         FBD has a contractual relationship with Liberty Tax Service, one of the nation's largest tax preparation services, to provide tax refund products to consumer taxpayers for whom Liberty Tax Service and its franchisees prepare and electronically file federal and state income tax returns ("Tax Refund Products"). The Tax Refund Products consist of electronic refund checks ("ERCs") and refund anticipation loans ("RALs").

         For both ERCs and RALs, the taxpayer must file his or her tax return electronically and designate a bank account at FBD for electronic receipt of the anticipated refund (the "Refund Account"). An ERC is an FBD check sent to the taxpayer after FBD receives notice that the IRS is depositing the tax refund into the Refund Account. For the 2005 tax season (for 2004 returns), FBD expects that the IRS will typically take 6-13 days to notify FBD that the refund is being transmitted to the Refund Account. Accordingly, the ERC serves as a convenient method for the taxpayer to quickly obtain his or her anticipated federal income tax refund. Taxpayers receiving ERCs from FBD incur application and handling fees that can range in excess of $100, depending upon the application fee charged by the tax preparer. These fees, and the taxpayer's tax preparation and electronic filing fees, are deducted from the refund before the balance is paid to the taxpayer through the ERC.

         A RAL is a loan made in an amount not to exceed the taxpayer's anticipated federal income tax refund. The maximum RAL amount for the 2005 tax season is expected to be $7,000. FBD deducts from the RAL the tax preparer's tax preparation and electronic filing fees; the application and handling fees charged on an ERC; and a finance charge, which is expected to range from $7-$87 for the 2005 tax season, depending upon the amount of the RAL. This finance charge represents an annual percentage rate of interest that can range from less than 50% to in excess of 100%. (FBD derives its authority to charge this rate of interest from federal banking laws, which provide that FDIC insured financial institutions may charge nationwide the interest allowed by the laws of the states where they are located, and from Delaware banking laws, which do not impose limits on the rate of interest Delaware banks may charge on these loans.) Typically within 24 hours after the application for a RAL, the balance of the RAL is disbursed to the taxpayer by an FBD check delivered by the tax preparer or by an electronic transfer from FBD to the taxpayer's bank account. RALs are secured by the anticipated tax refund and are normally repaid when the IRS deposits the refund into the Refund Account, which FBD expects will typically take 8-15 days. Barring such a deposit, the RAL becomes, in effect, an unsecured loan payable approximately 60 days after the RAL is made or upon demand.

         In 2004, these two products generated approximately $1.2 million revenue for FBD. While we are attempting to increase market penetration of these products, there can be no assurance that revenue levels will increase significantly in 2005 or thereafter.

Short-Term Consumer Loans (Payday Loans)

         In continuing efforts to expand and diversify fee income, we began to offer short-term consumer loans, also known as payday loans, in 2001 through FBD. These loans are small-denomination unsecured advances of $1500 or less, typically payable on the consumer's next pay date (approximately 2 weeks). Our customers are typically middle-income individuals who are employed. A customer with an active checking account, valid identification and a regular source of income will supply a personal check for the advance amount plus a fee. The customer is then provided a loan agreement, which he or she signs, and are then provided a check or voucher for the loan proceeds. At the end of the loan term, the customer's check is deposited or the customer returns with cash to reclaim the check. We charge a fixed fee which approximates 17% per $100 borrowed. A two week loan carries an annual percentage rate of approximately 440%. As with our RALs, we derive our authority to charge this rate of interest from federal banking laws, which provide that FDIC insured financial institutions may charge nationwide the interest allowed by the laws of the states where they are located, and from Delaware banking laws, which do not impose limits on the rate of interest Delaware banks may charge on these loans.

         Our payday loans are offered through unaffiliated third party marketers and servicers with whom we contract and who own the stores at which the loans are marketed. These marketers and servicers process applications and also provide customer service. However, we make all credit decisions prior to our making the loan. We contract with these marketers and servicers after we perform our due diligence with respect to them.

         We sell the majority of our payday loans or interests therein to third party investors. These third party buyers are investors or investment groups familiar with the industry. These loans are sold on a non-recourse basis and the investors bear the risk of loss for any defaults on these loans. We retain most of the income on these sold loans, which is recorded as non-interest income. We also retain some of the loans we originate. Income on these retained loans is recorded as interest income. Per our internal guidelines, we hold up to 25% of our capital in these loans at any one time. We currently originate loans in Texas, Michigan, California, Arizona, and Ohio and via the Internet/Telephone, which are mostly sold to third parties. At December 31, 2003, there were approximately $16.2 million of such loans outstanding.

         Prior to the effective date of Georgia Act No. 2004-440, legislation designed to limit the way in which payday loans are offered in Georgia, we also made payday loans in Georgia. At December 31, 2003, there were approximately $1.4 million of Georgia short-term consumer loans outstanding. Other lenders and we have challenged the legality of the Georgia Act. A federal district court declined to issue a preliminary injunction against enforcement of the Georgia Act, and we and the other plaintiffs have appealed this decision to the U.S. Court of Appeals for the 11th Circuit. We are unable to predict the impact, if any, the decision of the 11th Circuit will have on our payday lending program.

         Legislation eliminating, or limiting, interest rates upon payday loans has from time to time been proposed, primarily as a result of the high fee levels. If adopted, such legislation can impair or eliminate our ability to make payday loans, as in Georgia. If such proposals cease, a large number of competitors may begin offering the product, and increasing competition could result in lower fees. Further, we use a small number of marketers under contracts, which can be terminated upon short notice, under various circumstances. The impact of the legislation or negative conditions influencing the above factors, if any, is not possible to predict but could have a material adverse effect on our operations and financial results.

Service Area/Market Overview

         The Banks' primary business banking service area consists of the Greater Philadelphia region, including Center City Philadelphia and the northern and western suburban communities located principally in Montgomery County and northern Delaware. The Banks also serve the surrounding counties of Bucks, Chester and Delaware in Pennsylvania, southern New Jersey and southern Delaware. Additionally, we make payday loans in Arizona, California, Georgia, Ohio and Texas. Tax refund anticipation loans are made in numerous states.

Competition

         There is substantial competition among financial institutions in the Banks' business banking service area. The Banks compete with new and established local commercial banks, as well as numerous regionally based and super-regional commercial banks. In addition to competing with new and established commercial banking institutions for both deposits and loan customers, the Banks compete directly with savings banks, savings and loan associations, finance companies, credit unions, factors, mortgage brokers, insurance companies, securities brokerage firms, mutual funds, money market funds, private lenders and other institutions for deposits, commercial loans, mortgages and consumer loans, as well as other services. Competition among financial institutions is based upon a number of factors, including, but not limited to, the quality of services rendered, interest rates offered on deposit accounts, interest rates charged on loans and other credit services, service charges, the convenience of banking facilities, locations and hours of operation and, in the case of loans to larger commercial borrowers, relative lending limits. It is the view of management that a combination of many factors, including, but not limited to, the level of market interest rates, has increased competition for loans and deposits.

         Many of the banks with which the Banks compete have greater financial resources than the Banks and offer a wider range of deposit and lending instruments with higher legal lending limits. The Banks combined legal lending limits were $10.3 million at December 31, 2003. As a result, the Banks sell participations in larger loans. The Banks are subject to potential intensified competition from new branches of established banks in the area as well as new banks that could open in its market area. Several de novo banks with business strategies similar to those of the Banks have opened since the Banks' inception. There are banks and other financial institutions, which serve surrounding areas, and additional out-of-state financial institutions, which currently, or in the future, may compete in the Banks' market. The Banks compete to attract deposits and loan applications both from customers of existing institutions and from customers new to the greater Philadelphia area. The Banks anticipate a continued increase in competition in their market area.

         With regard to competition for the short-term and tax refund anticipation loans that FBD offers nationally, there are only a limited number of banks that currently compete for such business. However, management believes that competition for both types of loans is likely to increase both in the number of competitors and related competing products. For instance, many banks have begun to offer a courtesy overdraft product, which may compete with short-term loans.

Operating Strategy for Business Banking

         Republic First's business banking objective is for the Banks to become the primary alternative to the large banks that dominate the Greater Philadelphia market. Republic First's management team has developed a business strategy consisting of the following key elements to achieve this objective:

Providing Attentive and Personalized Service
--------------------------------------------

         We believe that a very attractive niche exists serving small to medium-sized business customers not adequately served by our larger competitors. We believe this segment of the market responds very positively to the attentive and highly personalized service. We offer to individuals and small to medium-sized businesses a wide array of banking products, informed and professional service, extended operating hours, consistently applied credit policies, and local, timely decision making.

Attracting and Retaining Highly Experienced Personnel
-----------------------------------------------------

         Many of our officers and other personnel have substantial experience acquired at larger banks in the region. Additionally, we extensively screen and train our staff to instill a sales and service oriented culture and maximize cross-selling opportunities and business relationships. We offer meaningful sales-based incentives to certain customer contact employees.

Capitalizing on Market Dynamics
-------------------------------

         In recent years, banks controlling large amounts of the deposits in the Banks' primary market areas have been acquired by large and super-regional bank holding companies. The ensuing cultural changes in these banking institutions have resulted in a change in their product offerings and the degree of personal attention they provide. We have sought to capitalize on these changes by offering a community banking alternative. As a result of continuing consolidations and marketing efforts, we believe we have a continuing opportunity to increase our market share.

Operating Strategy
------------------

         In addition to pursuing the above strategy for business banking, we are following a strategy of diversified expansion of the products we currently offer nationally to the under banked. We expect to add new geographic areas in which we may make such products available and may also add additional products.

Branch Expansion Plans

         We have not made any specific commitments for expansion of our branch network.

Supervision and Regulation

         Various requirements and restrictions under the laws of the United States, the State of Delaware and the Commonwealth of Pennsylvania affect us.

General
-------

         Republic First is a bank holding company subject to supervision and regulation by the Federal Reserve Board ("FRB") under the Bank Holding Company Act of 1956, as amended. As a bank holding company, Republic First's activities and those of the Banks are limited to the business of banking and activities closely related or incidental to banking, and Republic First may not directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the FRB.

         The PA Bank is a Pennsylvania-chartered bank subject to supervision and regulation by the FDIC and the Pennsylvania Department of Banking. FBD is a Delaware-chartered bank subject to the supervision and regulation by the FDIC and the Delaware State Bank Commissioner.

         The Banks are subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the FRB in attempting to control the money supply and credit availability in order to influence interest rates and the economy.

         The FDIC is the only federal banking agency that currently permits depository institutions under its supervision to be involved in payday lending. While it has issued guidelines articulating its position that state banks may engage in payday lending, subject to specified constraints designed to preserve the safety and soundness of their activities, there can be no guarantee that the FDIC will continue to permit state banks to engage in payday lending and/or that the FDIC will not tighten its guidelines to a point where it is not economically or practically feasible to continue participating in payday lending. See "Risk Factors - Risks Related to Owning FBD Common Stock - FBD's financial condition and results of operations will be adversely affected if the FDIC were to prohibit us from continuing to make payday loans."

Holding Company Structure
-------------------------

         The Banks are subject to restrictions under federal law which limit their ability to transfer funds to Republic First, whether in the form of loans, other extensions of credit, investments or asset purchases. Such transfers by the Banks to Republic First are generally limited in amount to 10% of the Banks' capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specific amounts, and all transactions are required to be on an arm's length basis. The Banks have never made any loan or extension of credit to Republic First nor have they purchased any assets from Republic First. Under regulatory policy, Republic First is expected to act as a source of financial strength to the Banks and to commit resources to support the Banks, i.e., to downstream funds to the Banks. This support may be required at times when, absent such policy, Republic First might not otherwise provide such support. Any capital loans by the Company to the Banks are subordinate in right of payment to deposits and to certain other indebtedness of the Banks. In the event of Republic First's bankruptcy, any commitment by Republic First to a federal bank regulatory agency to maintain the capital of the Banks will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Gramm-Leach Bliley Act
----------------------

         On November 12, 1999, the Gramm-Leach Bliley Act, or GLB Act, was passed into law. The GLB Act accomplishes three fundamental objectives:

     (a) Repeals the key provisions of the Glass Steagall Act to permit commercial banks to affiliate with investment banks (securities firms).

     (b) Amends the BHCA to permit qualifying bank holding companies to engage in any type of financial activities that are not permitted for banks themselves.

     (c) Permits subsidiaries of banks to engage in a broad range of financial activities that are not permitted for banks themselves.

         The result is that banking companies will generally be able to offer a wider range of financial products and services and will be more readily able to combine with other types of financial companies, such as securities firms and insurance companies.

         The GLB Act creates a new kind of bank holding company called a "financial holding company" (an "FHC"). An FHC is authorized to engage in any activity that is "financial in nature or incidental to financial activities" and any activity that the FRB determines is "complementary to financial activities" and does not pose undue risks to the financial system. Among other things, "financial in nature" activities include securities underwriting and dealing, insurance underwriting and sales, and certain merchant banking activities. At this time, Republic First is not an FHC and has no immediate plans to become an FHC.

         In addition, the GLB Act also provides significant new protections for the privacy of customer information. These provisions apply to Republic First, the Banks and other financial institutions. The financial institution must: (1) adopt and disclose a privacy policy; (2) give customers the right to prevent the financial institution from making disclosures of non-public financial information to non-affiliated parties, subject to specified exceptions; and (3) follow regulatory standards in protecting the security and confidentiality of customer information.

         Although the long-range effects of the GLB Act cannot be predicted with reasonable certainty, most probably it will further narrow the differences and intensify competition between and among commercial banks, investment banks, insurance firms and other financial service companies.

Sarbanes-Oxley Act of 2002
--------------------------

         The following is a brief summary of some of the provisions of the Sarbanes-Oxley Act of 2002 ("SOX") that affect the Company. It is not intended as an exhaustive description of SOX or its impact on the Company.

         SOX instituted or increased various requirements for corporate governance, board of director and audit committee composition and membership, board duties, auditing standards, external audit firm standards, additional disclosure requirements, including CEO and CFO certification of financial statements and related controls, and other new requirements.

         Boards of directors are now required to have a majority of independent directors, and the audit committees are required to be wholly independent, with greater financial expertise. Such independent directors are not allowed to receive compensation from the company on whose board they serve except for directors' fees. Additionally, requirements for auditing standards and independence of external auditors were increased and included independent audit partner review, audit partner rotation, and limitations over non-audit services. Penalties for non-compliance with existing and new requirements were established or increased.

         In addition, Section 404 of SOX requires, that by the end of 2005, our management perform a detailed assessment of internal controls and report thereon as follows:

          1. We must state that we accept the responsibility for maintaining an adequate internal control structure and procedures for financial reporting;

          2. We must present an assessment, as of the end of the December 31, 2005 fiscal year, of the effectiveness of the internal control structure and procedure for our financial reporting; and

          3. We must have our auditors attest to, and report on, the assessment made by management. The attestation must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

         We have taken necessary steps with respect to achieving compliance.
Section 404, requiring the expanded assessment of internal control, is not required to be completed until December 31, 2005. However, due to the great detail and additional documentation required in performing the internal control assessment, management's efforts in this regard have already begun.

Regulatory Restrictions on Dividends
------------------------------------

         Dividend payments by the PA Bank to Republic First are subject to the Pennsylvania Banking Code of 1965 (the "Banking Code") and the Federal Deposit Insurance Act (the "FDIA"). Under the Banking Code, no dividends may be paid except from "accumulated net earnings" (generally, undivided profits). Under the FDIA, an insured bank may pay no dividends if the bank is in arrears in the payment of any insurance assessment due to the FDIC. Under current banking laws, the PA Bank would be limited to $26.5 million of dividends, plus an additional amount equal to its net profit for 2004, up to the date of any such dividend declaration. Dividend payments by FBD are similarly limited by the FDIC and also the Delaware State Bank Commissioner. Dividends for FBD would be limited to $2.9 million, plus an additional amount equal to its net profit for 2004. However, dividends would be further limited in order to maintain capital ratios since state and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of the Banks to pay dividends.

Dividend Policy
---------------

         Neither of the Banks has paid any cash dividends to Republic First but may consider dividend payments in 2005.

FDIC Insurance Assessments
---------------------------

         The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures.

         Under the risk-related premium schedule, the FDIC, on a semi-annual basis, assigns each institution to one of three capital groups (well capitalized, adequately capitalized or under capitalized) and further assigns such institution to one of three subgroups within a capital group corresponding to the FDIC's judgment of the institution's strength based on supervisory evaluations, including examination reports, statistical analysis and other information relevant to gauging the risk posed by the institution.

         Only institutions with a total capital to risk-adjusted assets ratio of 10.00% or greater, a Tier 1 capital to risk-adjusted assets ratio of 6.00% or greater and a Tier 1 leverage ratio of 5.00% or greater, are assigned to the well capitalized group.

Capital Adequacy
----------------

         The FRB and FDIC have adopted risk-based capital guidelines for both bank holding companies and banks. The required minimum ratio of total capital to risk-weighted assets (including off-balance sheet items, such as standby letters of credit) is 8.0%. At least half of the total qualifying capital is required to be Tier 1 capital, consisting principally of common shareholders' equity, non-cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. The remainder, Tier 2 capital, may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. The risk-based capital standards are required to take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities.

         In addition to the risk-based capital guidelines, the FRB and FDIC have established minimum leverage ratios (Tier 1 capital to average total assets) guidelines for bank holding companies and banks. These guidelines provide for a minimum leverage ratio of 3% for holding companies and banks that have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion. All other holding companies and banks are required to maintain a leverage ratio of at least 1% to 2% above the 3% stated minimum.

         We are in compliance with applicable capital guidelines.

Interstate Banking
------------------

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1995 (the "Interstate Banking Law"), amended various federal banking laws to provide for nationwide interstate banking, interstate bank mergers and interstate branching. The interstate banking provisions allow for the acquisition by a bank holding company of a bank located in another state.

         Interstate bank mergers and branch purchase and assumption transactions were allowed effective September 1, 1998; however, states may "opt-out" of the merger and purchase and assumption provisions by enacting a law that specifically prohibits such interstate transactions. States could, in the alternative, enact legislation to allow interstate merger and purchase and assumption transactions prior to September 1, 1999. States could also enact legislation to allow for de novo interstate branching by out of state banks but such branching is not allowed absent express state authorization. Pennsylvania allows de novo interstate branching on a reciprocal basis and Delaware does not allow de novo interstate branching.

Profitability, Monetary Policy and Economic Conditions
-------------------------------------------------------

         In addition to being affected by general economic conditions, our earnings and growth will be affected by the policies of regulatory authorities, including the Pennsylvania Department of Banking, Delaware State Bank Commissioner, the FRB and the FDIC. An important function of the FRB is to regulate the supply of money and other credit conditions in order to manage interest rates. The monetary policies and regulations of the FRB have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon our future business, earnings and growth cannot be determined.

                                  RISK FACTORS

         Our shareholders should carefully consider each of the following risk factors along with all of the other information in this document. The following risks relate principally to the distribution and to our, and FBD's, business. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

         If any of the following risks and uncertainties develops into actual events, our's and FBD's business, financial condition or results of operations could be materially adversely affected. If that happens, the price of our common stock and FBD's common stock could decline significantly.

Risks Relating To The Distribution

There has not been any prior trading market for FBD common stock and a trading market may not develop after the spin-off.

         There is no current trading market for FBD common stock, although a when-issued trading market may develop in Republic First's common stock prior to completion of the distribution.

         It is expected that the FBD shares will be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets under the symbol "FBDE" following completion of the distribution. In order for FBD stock to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets, at least one market maker must quote its stock. There can be no assurance that a market maker will quote FBD stock. In the event that FBD's stock is not quoted, there will be no trading market for its stock and its stockholders may have to hold their shares of FBD stock indefinitely.

         Until FBD's common stock is fully distributed and an orderly market develops, the prices at which its common stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.

         Since FBD expects its stock to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets and not a national exchange or the Nasdaq National Market, on which Republic First's shares trade, the market for the FBD shares will be significantly less liquid than that for Republic First shares due to the nature of the Over-The-Counter Bulletin Board and the Pink Sheets.

Substantial sales of FBD common stock following the distribution may have an adverse impact on the trading price of FBD common stock.

         Under the U.S. federal securities laws, all of the shares of FBD common stock issued in the distribution may be resold immediately in the public market without restriction, except for shares held by its affiliates. Some of the Republic First shareholders who receive FBD common stock may decide that they do not want FBD shares and may sell their shares following the distribution. We cannot predict whether shareholders will resell large numbers of FBD shares in the public market following the distribution or how quickly they may resell these shares. If shareholders sell large numbers of FBD shares over a short period of time, or if investors anticipate large sales of FBD shares over a short period of time, the trading price of FBD's common stock could be adversely affected.

Substantial sales of Republic First common stock following the distribution may have an adverse impact on the trading price of the Republic First common stock.

         Some Republic First shareholders may decide that they do not want shares in a bank holding company with banking operations primarily in Pennsylvania and may sell their Republic First common stock following the distribution. If Republic First shareholders sell large numbers of shares of Republic First common stock over a short period of time, or if investors anticipate large sales of Republic First common stock over a short period of time, the trading price of the Republic First common stock could be adversely affected.

Risks Related to Owning FBD Common Stock

FBD has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

         FBD does not have an operating history as an independent public company. Historically, since FBD's business and the PA Bank's business have been under one parent, they have been able to rely, to some degree, on the resources of each other. Following the distribution, FBD will maintain its own financial, accounting and administrative functions. While it will employ a significant number of key employees of Republic First following the distribution, there can be no assurance that it will be able to put in place successfully the financial and administrative structure necessary to operate as an independent public company, or that the development of such structure will not require a significant amount of management's time and other resources.

FBD's historical financial information may be of limited relevance.

         FBD's historical financial information included in this information statement may not necessarily be indicative of its results of operations, financial position and cash flows had it operated as a separate stand-alone entity during the periods presented. The financial information included herein does not reflect any changes that may occur in the operations of FBD as a result of the distribution.

FBD's results of operations will be significantly affected by the ability of its borrowers to repay their loans and many of its national consumer borrowers, including payday loan customers, are considered to be high credit risks.

         Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non-payment is affected by:

          o    credit risks of a particular borrower;

          o    changes in economic conditions;

          o    the duration of the loan; and

          o in the case of a collateralized loan, uncertainties as to the future value of the collateral.

         FBD endeavors to offer short-term consumer loans, commonly referred to as payday loans, and tax refund anticipation loans to the underbanked market. These loans are made to borrowers with risky credit histories and such types of loans are often scrutinized by regulators, class action attorneys and consumer advocates. While FBD limits payday loans in its portfolios to 25% of its capital, reserves an additional 35% of payday loans against possible loan losses and is indemnified by the companies which service the payday loans against all litigation, costs or claims arising out of the payday loans, should FBD be successfully sued, and should these companies become financially unable to indemnify FBD against such litigation claims, its results of operations and financial condition could be adversely affected.

FBD's financial condition and results of operations will be adversely affected if the FDIC were to prohibit it from continuing to make payday loans.

         FBD's Board of Directors filed an application with the Federal Reserve Board on August 20, 2003 to withdraw its membership in the Federal Reserve Bank System (the "System") and filed an application with the FDIC to continue deposit insurance. On September 26, 2003, the FDIC agreed to FBD's continuation of insurance and on September 30, 2003 the Federal Reserve Board agreed to its withdrawal from the System effective September 30, 2003.

         As part of the transition, FBD entered into a Memorandum of Understanding with the FDIC and the Office of the State Bank Commissioner (the "Delaware Commissioner") which Memorandum of Understanding requires, among other things, that in the event the FDIC and the Delaware Commissioner determine that FBD's payday loan program is not operated in a safe and sound manner and request in writing that it cease making such payday loans, it will provide a strategy for exiting the payday loan program. After discussions with the FDIC and the Delaware Commissioner, FBD's Board of Directors determined to continue the payday loan program in accordance with the laws of the State of Delaware. Should FBD have to cease such payday loans pursuant to the Memorandum of Understanding, its financial condition and results of operations would be adversely affected.

We are susceptible to lawsuits due to the types of loans we make.

         Through FBD, our payday loans and tax refund anticipation loans carry a very high annualized rate of interest, exceeding 400% per annum in the case of our payday loans. These types of loans have in the past generated a number of class action and state attorney general lawsuits against other parties. Lawsuits against other parties have charged that the loans are usurious and/or that loan disclosures are misleading or in violation of the federal Truth in Lending Act.

         There are no lawsuits presently pending against FBD concerning these loans. Should we be successfully sued and should companies that service our's and FBD's loans default in their obligation to indemnify us, our's and FBD's results of operations and financial condition could be adversely affected.

Legislation and case law could affect FBD's ability to offer payday loans.

         Legislation eliminating, or limiting interest rates upon, payday loans has from time to time been proposed, primarily as a result of the high fee levels. If adopted, such legislation could impair or eliminate FBD's ability to make payday loans. In order to limit the way in which payday loans are offered in Georgia, the State of Georgia enacted Georgia Act No. 2004-440 in 2004. Together with other lenders (and marketing and servicing agents), we challenged the legality of the Georgia Act. A federal district court declined to issue a preliminary injunction against enforcement of the Georgia Act and we and the other plaintiffs have appealed this decision to the U.S. Court of Appeals for the 11th Circuit. We are unable to predict what impact, if any, a decision of the 11th Circuit will have on our payday lending program.

We could be adversely affected by actions taken by our regulators or by changes in the law.

         We operate in a highly regulated environment and are subject to supervision and regulation by several governmental regulatory agencies, including the FDIC and the Delaware State Bank Commissioner. Regulations that apply to us are generally intended to provide protection for depositors and customers rather than for investors. We will remain subject to these regulations, and to the possibility of changes in federal and state laws, regulations, governmental policies, income tax laws and accounting principles. Changes in the regulatory environment in which we operate could adversely affect the banking industry as a whole and our operations in particular. For example, regulatory changes could limit our growth and our return to investors by restricting such activities as:

         o        the payment of dividends;

         o        mergers with or acquisitions by other institutions;

         o        investments;

         o        loans and interest rates; and

         o        providing securities, insurance or trust services.

         Also, legislation may change present capital requirements, which could restrict our activities and require us to maintain additional capital. We cannot predict what changes, if any, legislators and federal and state agencies will make to existing federal and state legislation and regulations or the effect that such changes may have on our business.

         Legislation has been adopted in some states regarding the practice of payday lending, or "short-term consumer lending," in which we engage. Some of this legislation purports to render unlawful the loans we make. For example, as a result of the adoption of the Georgia Act, addressing payday lending to Georgia residents, we have had to suspend making payday loans in that state, at least unless and until we obtain a judicial ruling to the effect that federal law authorizes these loans and preempts restrictions in the Georgia Act. See "Risk Factors - We are susceptible to lawsuits due to the types of loans we make." Restrictive new laws in Delaware and/or other states where we offer payday loans, and/or judicial decisions calling into question the legal basis for our payday lending program, could have a material adverse effect on our results of operations and/or financial condition. In the alternative, should the possibility of restrictive legislation become less likely, or should permissive legislation be adopted, a larger number of competitors may begin offering the product and increased competition could result in lower market share and/or fees.

         The FDIC is the only federal banking agency that currently permits depository institutions under its supervision to be involved in payday lending. While it has issued guidelines articulating its position that state banks may engage in payday lending, subject to specified constraints designed to preserve the safety and soundness of their activities, there can be no guarantee that the FDIC will continue to permit state banks to engage in payday lending and/or that the FDIC will not tighten its guidelines to a point where it is not economically or practically feasible to continue participating in payday lending. Additionally, there can be no assurance that the FDIC will not conclude that we are in violation of the guidelines. Should any of these things occur, our financial condition and/or results of operations could be adversely affected.

         As is the case with payday loans, there exists the possibility that states (or local jurisdictions) will enact laws impairing our ability to make refund anticipation loans, and/or that state authorities or courts will interpret existing laws in a manner adverse to us. The adoption of restrictive laws or interpretations, and/or adverse judicial decisions, could potentially have an adverse effect on our refund anticipation lending and, therefore, on our financial condition and/or results of operations.

         Following the distribution, FBD will continue to offer payday loans and refund anticipation loans.

FBD's financial condition and results of operations will be adversely affected if its allowance for loan losses is not sufficient to absorb actual losses.

         There is no precise method of predicting loan losses. FBD can give no assurance that its allowance for loan losses is or will be sufficient to absorb actual loan losses. Loan losses could have a material adverse effect on FBD's financial condition and results of operations. FBD attempts to maintain an appropriate allowance for loan losses to provide for estimated losses in its loan portfolio. FBD periodically determines the amount of the allowance for loan losses based upon consideration of several factors, including:

     o an ongoing review of the quality, mix and size of the overall loan portfolio;

     o    historical loan loss experience;

     o    evaluation of non-performing loans;

     o assessment of economic conditions and their effects on the existing portfolio; and

     o the amount and quality of collateral, including guarantees, securing loans.

         In addition, FBD's results of operations could be adversely affected if it is unable to sell its loan in the secondary market. It only keeps approximately 25% of its capital in payday loans. The rest of the loans are sold into the secondary market on a non-recourse basis, mostly to investors or investment groups familiar with the industry. If this market becomes too expensive or if FBD is incapable of selling into the secondary market, then its results of operations could be adversely affected.

Control by Management/Principal Shareholders

         Based on the September 30, 2004 share information as filed with the SEC, a total of 1,996,059 shares, or 24.99%, of the outstanding shares of FBD common stock will be owned beneficially by the directors and executive officers of FBD following the distribution. Therefore, to the extent these shareholders vote together, they will have the ability to significantly influence the election of FBD's Board of Directors and other corporate actions requiring shareholder approval.

         In addition, a total of 2,243,964 shares, or 28.1%, as of September 30, 2004, of our outstanding shares of common stock are beneficially owned by our directors and executive officers. Therefore, to the extent these shareholders vote together, they will have the ability to significantly influence the election of our Board of Directors and other corporate actions requiring shareholder approval.

FBD's results of operations could be adversely affected due to significant competition.

         FBD may not be able to compete effectively in its markets, which could adversely affect its results of operations. The banking and financial services industry in FBD's market area is highly competitive. The increasingly competitive environment is a result of:

     o    changes in regulation;

     o    changes in technology and product delivery systems; and

     o    the  accelerated  pace  of  consolidation   among  financial  services
          providers.

         FBD will compete for loans, deposits and customers with various bank and non-bank financial services providers, many of which are larger in terms of total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than we offer. Competition with such institutions may cause FBD to increase its deposit rates or decrease its interest rate spread on loans it originates.

Certain provisions of FBD's Articles of Association, Bylaws, Change in Control Agreements and Delaware law may discourage takeovers.

         FBD's Articles of Association and Bylaws contain certain anti-takeover provisions that may make more difficult or expensive or may discourage a tender offer, change in control or takeover attempt that is opposed by its Board of Directors. In particular, FBD's Articles of Association and Bylaws:

     o    classify  its  Board  of  Directors   into  three   groups,   so  that
          stockholders elect only one-third of the Board each year;

     o permit stockholders to remove directors only for cause and only upon the vote of the holders of at least 75% of the voting shares;

     o require stockholders to give advance notice to nominate candidates for election to FBD's Board of Directors or to make stockholder proposals at a stockholders' meeting; and

     o require the vote of the holders of at least 75% of its voting shares for stockholder amendments to its Bylaws.

         In addition, the provisions of Section 203 of the Delaware General Corporate Law govern FBD. These provisions may restrict stockholders owning 15% or more of FBD's outstanding common stock from merging or combining with it.

         These provisions of FBD's Articles of Association and Bylaws and of Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of its stockholders may consider such proposals desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of its Board of Directors. Moreover, these provisions could diminish the opportunities for stockholders to participate in certain tender offers, including tender offers at prices above the then-current market value of FBD's common stock, and may also inhibit increases in the trading price of FBD's common stock that could result from takeover attempts or speculation.

         In addition, in the event of certain hostile fundamental changes, all senior officers of the Company, FBD and the PA Bank are entitled to receive payments equal to two times such officers base annual salary in the event they determine not to continue their employment.

Certain provisions of the Tax Disaffiliation Agreement may discourage takeovers.

         FBD will enter into the Tax Disaffiliation Agreement which will provide for FBD to indemnify Republic First for all taxes and liabilities incurred as a result of any post-distribution action or omission by FBD contributing to an Internal Revenue Service determination that the distribution was not tax-free. The Internal Revenue Service might determine that the distribution was not tax-free, giving rise to FBD's indemnification obligation, unless Republic First were able to rebut effectively the presumption that a change in control transaction involving FBD and occurring within the four-year period beginning two years prior to the distribution date is pursuant to the same plan or series of related transactions as the distribution. These agreements on FBD's part may have the effect of discouraging or preventing an acquisition of FBD or a disposition of its businesses, which may in turn depress the market price for FBD's common stock.

                           FORWARD LOOKING STATEMENTS

         This document contains "forward-looking statements." We base these forward-looking statements on our expectations and projections about future events, which we have derived from the information currently available. In addition, from time to time Republic First, FBD or a representative of Republic First or FBD may make forward-looking statements orally or in writing. Furthermore, forward-looking statements may be included in Republic First's filings with the SEC, FBD's filings with the FDIC or press releases or oral statements made by or with the approval of one of either company's executive officers. These forward-looking statements relate to future events or Republic First's or FBD's future performance, including but not limited to:

     o    benefits resulting from the spin-off;

     o    possible or assumed future results of operations;

     o    future revenue and earnings; and

     o    business and growth strategies.

         Forward-looking statements are those that are not historical in nature, particularly those that use terminology such as "may," "could," "will," "likely," "believes," "expect," "estimate," "project," "anticipate," "should," "intend," "probability," "risk," "target," "objective" and similar expressions or variations on such expressions. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. For example, risks and uncertainties can arise with changes in: (i) general economic conditions, including their impact on capital expenditures;
(ii) business conditions in the financial services industry; (iii) the regulatory and litigation environment, including evolving banking industry standards; (iv) rapidly changing technology and competition with community, regional and national financial institutions; (v) new service and product offerings by competitors, price pressures; (vi) our ability to consummate the distribution; and (vii) similar items.

         Forward-looking statements are only predictions and speak only as of the date they are made. You should not place undue reliance on forward-looking statements. The forward-looking events discussed in this document and other statements made from time to time by Republic First, FBD or a representative of Republic First or FBD may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about Republic First or FBD. Except for their ongoing obligations to disclose material information as required by the federal securities laws, neither Republic First nor FBD is obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document and in other statements made from time to time by Republic First or its representatives might not occur.

         For a description of additional factors affecting Republic First's business, see Republic First's periodic reports filed with the Securities and Exchange Commission and for additional factors affecting FBD's business, see FBD's Form 10 Registration Statement and periodic reports filed with the Federal Deposit Insurance Corporation.

                                   MANAGEMENT

Executive Officers and Directors

         Our Board of Directors consists of nine members. Five of our directors are currently, and will continue to be, directors of both Republic First and FBD as indicated on the chart below. In addition, as indicated on the chart, certain of our executive officers will serve as executive officers of FBD. Listed below is certain information concerning our directors and executive officers.

         Certain of our executive officers are executive officers of FBD and will continue to be following the distribution. Our management after the spin-off will continue in place, so that operations are run as efficiently as possible. To maximize such efficiency, certain officers will continue to perform services for both Republic First and FBD, with their salaries allocated through a service company on the basis of the percentage of their time spent for each institution. Mr. Madonna will continue to serve as the Chairman and Chief Executive Officer and President. The percentage of Mr. Madonna's time spent on FBD is anticipated to be 50%. Paul Frenkiel will continue to serve as Chief Financial Officer with 25% of his time anticipated to be spent on FBD. Louis J. DeCesare will continue in the chief lending officer function, and is anticipated to spend 15% of his time on FBD. Paul Verdi will continue to manage the branches and other retail banking functions and is anticipated to spend 11% of his time on FBD. The balance of the percentage of time for each of these officers will be spent on Republic First, and 100% of their time is spent on both of the banks. Mr. Primus has and will continue to spend 100% of his time on the national consumer lending function at FBD.



Name                      Age    Position with First Bank of Delaware    Position with Republic First
-----------------------   ---    --------------------------------------  -------------------------------------
Harry D. Madonna           62    Chairman,  Chief Executive Officer and  Chairman, Chief Executive Officer,
                                 Director                                President and Director
Kenneth J. Adelberg        51    Director                                Director
William W. Batoff          69    Director                                Director
Robert J. Coleman          67    ___                                     Director
Louis J. DeCesare          44    Executive Vice President                ___
Paul Frenkiel              52    Chief Financial Officer                 Chief Financial Officer
Lyle W. Hall, Jr.          59    ____                                    Director
Alonzo Primus              34    Executive Vice President                Executive Vice President
Neal I. Rodin              59    ____                                    Director
Steven J. Shotz            59    Director                                Director
Barry L. Spevak            43    ____                                    Director
Paul Verdi                 42    Executive Vice President                ___
Harris Wildstein, Esq.     58    Director                                Director

--------------------------------------------------------------------------------------------------------------



         Mr. Madonna has been the Chairman of Republic First since 1988 and has been the Chairman of FBD since 1999. On January 1, 2002, Mr. Madonna became FBD's and Republic First's President and Chief Executive Officer. Mr. Madonna has been Of Counsel to Spector Gadon & Rosen, P.C., a general practice law firm located in Philadelphia, Pennsylvania, since January 2002, and, prior to that, was a Partner of Blank Rome Comisky & McCauley LLP, a general practice law firm located in Philadelphia, Pennsylvania.

         Mr. Adelberg has been a director of Republic First since 1999, and has been the President of HiFi House Group of Companies, a corporation specializing in audio and video electronics, since 1976.

         Mr. Batoff has been a director of Republic First since 1988 and has been a director of FBD since 1999. Mr. Batoff is also a Managing Director of William W. Batoff Associates, a government relations consulting firm, since 1996. Mr. Batoff has been a Senior Consultant of Cassidy & Associates, a government relations consulting firm, since 1972, and has been the sole proprietor of Batoff Enterprise Real Estate, a real estate brokerage and management company, since 1975.

         Mr. Coleman has been a director of Republic First since April 2003. Mr. Coleman has been the Chairman and Chief Executive Officer of Marshall, Dennehey, Warner, Coleman & Goggin, a defense litigation law firm, since 1974.

         Mr. DeCesare has been the Executive Vice President and Chief Lending Officer of Republic First Bank since November 2003. Prior to that, Mr. DeCesare served as a Vice President of Commercial Lending of Commonwealth Bank from 1998 until 2002. He was Regional Vice President of Commerce Bank from 1994 to 1998.

         Mr. Frenkiel has been the Chief Financial Officer of Republic First, FBD and the PA Bank since November 2000 and served as a director of FBD from January 2002 until April 2004. Prior to that, Mr. Frenkiel served as the Chief Financial Officer of JeffBanks Inc., a bank holding company, from 1987 until April 2000.

         Mr. Hall has been a director of Republic First since 2004. Mr. Hall has been the President of Deilwydd Partners, a real estate development company, since 1987. Mr. Hall is a Certified Public Account and a member of the American Institute of Certified Public Accountants.

         Mr. Primus has been Executive Vice President of National Consumer Lending of FBD since April 2004. Prior to that, Mr. Primus served as Senior Vice President and Chief Accounting Officer from 2000 until 2001.

         Mr. Rodin has been a director of Republic First since 1988. Mr. Rodin has been the Managing Director of The Rodin Group, an international real estate investment company, since 1988, and has been the President of IFC, an international financing and investing company, since 1975.

         Mr. Shotz has been a director of Republic First since 1988 and has been a director of FBD since 1999. Mr. Shotz is also the President of Quantum Group, Inc., a venture capital fund, a position he has held since 1995.

         Mr. Spevak has been a director of Republic First since 2004. Mr. Spevak has been a partner with Miller Downey Spevak Kaffenberger Limited, a certified public accounting firm, since 1991.

         Mr. Verdi has been Executive Vice President and Chief Retail Banking Officer since September 1994. Prior to that, Mr. Verdi served as a Vice President/Area Manager for First Fidelity Bank from 1986 until 1994.

         Mr. Wildstein has been a director of Republic First since 1988 and has been a director of FBD since 1999. Mr. Wildstein has also been the Vice President of R&S Imports, Ltd., an automobile dealership since 1977 and President of HVW, Inc., an automobile dealership, since 1982.

                      COMMITTEES OF FIRST BANK OF DELAWARE

         FBD's Board of Directors has established several standing committees to assist in the discharge of its responsibilities. These committees include an audit committee, nominating committee, compensation and option committee, executive committee, loan committee, asset liability management committee, and compliance and risk management committee. FBD's Board of Directors will also establish any other committees that it deems appropriate, in accordance with its Bylaws and Delaware law.

Audit Committee

         Messrs. Shotz (Chairman), Adelberg and Wildstein will serve as members of the Audit Committee. Mr. Shotz is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K under the rules of the Securities and Exchange Commission. The Audit Committee provides general financial oversight over financial reporting and the adequacy of internal controls through meetings with management and independent auditors. All members of the Audit Committee are independent.

Nominating Committee

         Messrs. Adelberg (Chairman), Batoff, Shotz and Wildstein will serve as members of the Nominating Committee. All members of the Nominating Committee are independent.

         The Nominating Committee oversees the composition and operation of FBD's Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders and filling vacancies occurring between annual stockholder meetings. It identifies director candidates by considering the recommendations of FBD's directors, executive officers, and stockholders, as well as those of experts and consultants of FBD. The Nominating Committee evaluates each candidate's background and experience as well as the candidate's ability to act in the best interest of FBD's stockholders, analyzing such qualities as the candidate's accomplishments, business experience and acumen, honesty and integrity.

         The Nominating Committee will consider director nominees recommended by stockholders for nomination for election at the annual meetings of stockholders. A nomination proposed to be made at an annual meeting shall be submitted in writing to the Secretary of FBD no later than the December 31 prior to the annual meeting at which such nomination is intended to be considered. Nominations may be made at any meeting of stockholders called for the purpose of election of Directors other than an annual meeting only upon written notice of the stockholder's intent to make such nominations at the meeting delivered to the Secretary of FBD at least sixty (60) days prior to the date of such meeting; provided, however, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of such meeting, such prior notice shall be given not more than ten
(10) days after such date is first so announced or disclosed. Such nominations and written notice of any nominations by stockholders under this section shall contain the following information:

     (1)  name, residence and business address of the nominating stockholder;

     (2) a representation that the stockholder is a record holder or beneficial owner of FBD voting shares and a statement of the number of such shares;

     (3) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice, if the nominations are to be made at a meeting of stockholders;

     (4) information regarding each nominee such as would be required to be included in a proxy statement;

     (5) a description of all arrangements or understandings between and among the stockholder and each and every nominee; and

     (6) the written consent of each nominee to serve as a Director, if elected.

Compensation and Option Committee

         Messrs. Batoff (Chairman), Adelberg, Shotz and Wildstein will serve as members of the Compensation and Option Committee. The Compensation and Option Committee is authorized to grant options, evaluate executive management's performance and approve compensation arrangements for the Chief Executive Officer. All members of the Compensation and Option Committee are independent.

Executive Committee

         The Executive Committee is composed of the following directors: Messrs. Madonna (Chairman), Adelberg, Batoff, Shotz, and Wildstein. The Executive Committee is authorized to exercise all of the authority of the FBD Board in the management of its affairs between Board meetings, unless otherwise provided by the Bylaws or applicable law.

Asset Liability Management Committee

         The ALCO is composed of the following directors: Messrs. Wildstein (Chairman), Adelberg, Batoff, Madonna and Shotz. The ALCO is responsible for managing FBD's liquidity position and interest sensitivity. The committee's primary objective is to maximize net interest income while configuring FBD's interest-sensitive assets and liabilities to manage interest rate risk and provide adequate liquidity for projected needs.

Compliance and Risk Management Committee

         The Compliance and Risk Management Committee is composed of Messrs. Batoff (Chairman), Adelberg, Madonna, Shotz, Spevak, and Wildstein. The committee monitors compliance with all federal and state banking laws and regulations to which FBD is subject. It also monitors risk management in all major categories of risk to which FBD is subject, including but not limited to, compliance, market and interest rate, reporting, internal control, legal and asset quality risks. In such monitoring, the committee relies on the work of internal and external audit and separate compliance staff, and has the authority to expand compliance testing in any area it deems desirable.

         Copies of the Audit and Nominating Committee Charters for FBD will be posted on FBD's website at www.fbdel.com.

FBD Director Compensation

         FBD directors who are salaried employees will receive no additional compensation for service as a director or as a member of any committee of the Board. Following the distribution date, all non-employee directors of FBD will receive a $4,000 quarterly retainer and $500 for each board or committee meeting attended, except audit committee attendance is paid at $1,000 per meeting with the committee chairman receiving $1,500. Audit committee members receive an additional $3,750 quarterly and the Chairman receives an additional $5,000 quarterly.

             EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

         Harry D. Madonna currently serves as FBD's and Republic First's Chairman of the Board of Directors, President and Chief Executive Officer and PA Bank's Chairman of the Board of Directors under the terms of an Agreement (the "Madonna Agreement"), which was extended for three years, effective January 1, 2005, at an annual base salary of $400,000 increasing 10% per annum on the second and third anniversary dates. Pursuant to the terms of agreements between Republic First, FBD, and PA Bank, the costs of Mr. Madonna's employment are allocated between FBD and PA Bank. Mr. Madonna, Republic First or FBD may terminate the Madonna Agreement after three years or at any time for cause. Mr. Madonna is also eligible to receive an annual bonus of at least twenty-five (25) percent of his then annual base compensation in the sole discretion and determination of the Boards of Directors of Republic First and FBD upon achieving mutually agreed upon budget criteria. Upon the occurrence of certain hostile fundamental changes in Republic First or FBD, as set forth in the policies of Republic First or FBD, respectively, Mr. Madonna will receive a severance payment equal to two (2) times his annual base salary in the year of the occurrence in addition to his employment contract severance equal to up to 12 months base salary following termination of the Madonna Agreement. The Madonna Agreement provides for the non-disclosure by Mr. Madonna of confidential information acquired by him in the context of his employment with FBD and Republic First.

         Robert D. Davis currently serves as President and Chief Executive Officer of the PA Bank, under the terms of an employment agreement (the "Davis Agreement") which was extended for three years effective February 1, 2004, at an annual base salary of $299,475 increasing 10% per annum on the second and third anniversary dates. Mr. Davis or the PA Bank may terminate the Davis Agreement with six months written notice. Mr. Davis is also eligible to receive an annual bonus of at least twenty-five (25) percent of his annual base compensation in the sole discretion and determination of the Board of Directors of PA Bank upon achieving mutually agreed upon budget criteria. Upon the occurrence of certain hostile fundamental changes in Republic First, as set forth in the policies of Republic First, Mr. Davis will receive a severance payment equal to two (2) times his annual base salary in the year of the occurrence in addition to his employment contract severance equal to up to 12 months base salary following termination of the employment agreement. The Davis Agreement provides for the non-disclosure by Mr. Davis of confidential information acquired by him in the context of his employment with the PA Bank.

         In addition, in the event of certain hostile fundamental changes, all of our and FBD's senior officers are entitled to receive payments equal to two times such officers annual base salary in the event they determine not to continue their employment.

                           RELATED PARTY TRANSACTIONS

         All of the directors of FBD will serve as directors of Republic First following the spin-off and distribution. In addition, certain of Republic First's executive officers served, and will continue to serve, as executive officers of FBD following the distribution.

         Certain of the directors of Republic First and/or their affiliates have loans outstanding from the PA Bank. All such loans were made in the ordinary course of the PA Bank's business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features.

         Mr. Madonna, the Chairman of the Company, President and Chief Executive Officer of Republic First and FBD, is also "Of Counsel" to the law firm of Spector Gadon & Rosen, P.C., Philadelphia, PA (the "Law Firm"). Mr. Madonna receives a salary from the Law Firm. Mr. Madonna has an agreement to work only on a limited time basis, which is primarily to maintain relationships with former clients and new clients referred by Mr. Madonna. In addition, the Company and the PA Bank utilize the services of the Law Firm for certain legal matters, including in connection with tax advice related to the spin off. Rates charged by the Law Firm to Republic First, FBD and the PA Bank are consistent with the rates charged by the Law Firm to other clients.

         Following the spin-off, there will remain in place a number of inter-company agreements between FBD and Republic First. The main intercompany agreements consist of the following: (i) Financial Accounting and Reporting Services Agreement dated July 31, 2004, (ii) Compliance Services Agreement dated July 31, 2004, (iii) Operations and Data Processing Services Agreement dated July 31, 2004 and (iv) Human Resources and Payroll Services Agreement dated July 31, 2004. Also, the ten-year agreements between the companies dealing with the PA Bank's purchase of participations in tax anticipation loans by FBD and for the PA Bank to act as the sponsor for FBD's Visa(R) and Mastercard(R) credit cards will remain in effect.

         In addition, at about the time of the spin-off, FBD will form a wholly owned subsidiary which will employ all the staff service employees which service PA Bank and FBD. The services subsidiary will enter into agreements with both PA Bank and FBD to provide all required services. All of the agreements are currently in place and will be assigned to the services subsidiary. The terms of the agreements are based on an allocation of time to the appropriate entity.

                          DESCRIPTION OF CAPITAL STOCK

Republic First Common Stock

         General. We are authorized to issue 20,000,000 shares of common stock, $0.01 par value per share. Our common stock is traded on the Nasdaq National Market.

         Voting and Other Rights. The holders of our common stock are entitled to one vote per share, and in general a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors who receive the highest number of votes cast are elected, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections of directors, shareholders do not have the right to cumulate their votes.

         In the event of liquidation, holders of our common stock would be entitled to receive pro rata any assets legally available for distribution to stockholders with respect to shares held by them, subject to any prior rights of the holders of any shares of our preferred stock then outstanding.

         Our common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

FBD Common Stock

         General. FBD will be authorized to issue 10,000,000 shares of common stock, $0.05 par value per share. It is expected that FBD will apply for its common stock to be quoted on the Over-The-Counter Bulletin Board, or the Pink Sheets, under the symbol "FBDE."

         Voting and Other Rights. The holders of FBD common stock are entitled to one vote per share, and in general a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections of directors, shareholders do not have the right to cumulate their votes.

         In the event of liquidation, holders of FBD common stock would be entitled to receive pro rata any assets legally available for distribution to stockholders with respect to shares held by them, subject to any prior rights of the holders of any shares of FBD preferred stock then outstanding.

         FBD common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, current and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's internet website at http://www.sec.gov.

         FBD has filed a Form 10 with the FDIC and will file annual, quarterly, current and special reports, proxy statements and other information with the FDIC.

                          INDEX TO FINANCIAL STATEMENTS

                                       OF

                             FIRST BANK OF DELAWARE


Independent Auditors' Reports

Balance Sheets as of December 31, 2003 and 2002

Statements of Income
for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows
for the years ended December 31, 2003, 2002, and 2001

Statements of Changes in Shareholders' Equity for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements



Unaudited Financials
--------------------

Balance Sheets as of September 30, 2004 and 2003.

Statements of Income for the Nine Months Ended September 30, 2004 and 2003.

Statements of Cash Flows for the Nine Months Ended September 30, 2004 and 2003.

Unaudited Notes to Financial Statements.

                          Independent Auditors' Report
                          ----------------------------

Board of Directors and Shareholder

First Bank of Delaware

We have audited the balance sheets of First Bank of Delaware as of December 31, 2003 and 2002, and the related statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank of Delaware as of December 31, 2003 and 2002, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


Parente Randolph, LLC

/s/ Parente Randolph, LLC


Philadelphia, Pennsylvania
December 1, 2004




                             FIRST BANK OF DELAWARE
                                 BALANCE SHEETS
                           December 31, 2003 and 2002
                    (dollars in thousands, except share data)

                                                                                 2003        2002
                                                                                -------    -------
ASSETS:
Cash and due from banks ....................................................    $ 5,452    $ 3,035
Interest-bearing deposits with banks .......................................        154        186
Federal funds sold .........................................................      4,890      7,319
                                                                                -------    -------
     Total cash and cash equivalents .......................................     10,496     10,540

Investment securities available for sale, at fair value ....................      1,852      2,578
Restricted investment securities, at amortized cost
     (fair value of $142,000) ..............................................       --          142
Loans receivable, (net of allowance for loan losses of $1,363 and
     $566, respectively) ...................................................     27,032     28,630
Premises and equipment, net ................................................      1,320      1,355
Accrued interest receivable ................................................        185        159
Business owned life insurance ..............................................      1,534       --
Other assets ...............................................................      2,118        361
                                                                                -------    -------
     Total Assets ..........................................................    $44,537    $43,765
                                                                                =======    =======
LIABILITIES AND SHAREHOLDER'S EQUITY:
Liabilities:
Deposits:
Demand -- non-interest-bearing .............................................    $ 7,740    $ 4,660
Demand -- interest-bearing .................................................      2,779      1,347
Money market and savings ...................................................     12,318      9,710
Time less than $100,000 ....................................................      3,654     14,126
Time over $100,000 .........................................................      6,756      4,884
                                                                                -------    -------
     Total Deposits ........................................................     33,247     34,727

Accrued interest payable ...................................................         32        125
Other liabilities ..........................................................      3,198      3,049
                                                                                -------    -------
     Total Liabilities .....................................................     36,477     37,901
                                                                                -------    -------
Commitments and contingencies
Shareholder's Equity:
Common stock, par value $1 per share; 500,000 shares authorized, issued, and        500        500
outstanding
Additional paid in capital .................................................      4,657      4,657
Retained earnings ..........................................................      2,867        644
Accumulated other comprehensive income .....................................         36         63
                                                                                -------    -------
     Total Shareholder's Equity ............................................      8,060      5,864
                                                                                -------    -------
     Total Liabilities and Shareholder's Equity ............................    $44,537    $43,765
                                                                                =======    =======
                       (See notes to financial statements)






                             FIRST BANK OF DELAWARE
                              STATEMENTS OF INCOME
              For the years ended December 31, 2003, 2002 and 2001
                  (dollars in thousands, except per share data)

                                                                          2003      2002      2001
                                                                         --------------------------
Interest income:
     Interest and fees on loans .....................................    $2,476    $2,203    $2,294
     Interest on federal funds sold and other interest-earning assets        78       166       199
     Interest and dividends on investment securities ................       123       170        49
                                                                         --------------------------
                                                                          2,677     2,539     2,542
                                                                         --------------------------

Interest expense:
     Demand - interest bearing ......................................         4         2         3
     Money market and savings .......................................       127        94       111
     Time less than $100,000 ........................................       283       561       746
     Time over $100,000 .............................................        85       198       506
     Other borrowings ...............................................         5         2      --
                                                                         --------------------------
                                                                            504       857     1,366
                                                                         --------------------------
Net interest income .................................................     2,173     1,682     1,176
Provision for loan losses ...........................................       937       260       192
                                                                         --------------------------
Net interest income after provision for loan losses .................     1,236     1,422       984
                                                                         --------------------------

Non-interest income:
     Loan advisory and servicing fees ...............................        33        37        84
     Service fees on deposit accounts ...............................       111       112        87
     Short-term loan fee income .....................................     6,147     2,228     1,654
     Tax refund products ............................................       487       472       283
     Other income ...................................................        34      --        --
                                                                         --------------------------
                                                                          6,812     2,849     2,108
                                                                         --------------------------
Non-interest expenses:
     Salaries and employee benefits .................................     2,317     1,537     1,014
     Occupancy ......................................................       190       188       166
     Depreciation ...................................................       315       181       139
     Legal ..........................................................       213       256       217
     Advertising ....................................................        29        30        59
     Data processing and operational expense ........................       732       251        96
     Audit expense ..................................................       127        21        89
       Delaware franchise tax .......................................       173       141      --
       Other operating expenses .....................................       512       404       396
                                                                         --------------------------
                                                                          4,608     3,009     2,176
                                                                         --------------------------
Income before income taxes ..........................................     3,440     1,262       916
                                                                         --------------------------
Provision for income taxes ..........................................     1,217       462       302
                                                                         --------------------------
Net Income ..........................................................    $2,223    $  800    $  614
                                                                         ==========================
Earnings per share:
Basic ...............................................................    $  .31    $  .12    $  .09
                                                                         --------------------------
Diluted .............................................................    $  .30    $  .11    $  .09
                                                                         ==========================

                       (See notes to financial statements)





                             FIRST BANK OF DELAWARE
                            STATEMENTS OF CASH FLOWS
              For the years ended December 31, 2003, 2002 and 2001
                             (dollars in thousands)

                                                                   2003         2002         2001
                                                                 --------     --------     --------
Cash flows from operating activities:
    Net income ..............................................    $  2,223     $    800     $    614
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Provision for loan losses ...........................         937          260          192
        Depreciation ........................................         315          181          139
        Amortization of securities ..........................          13            8         --
        (Increase) in value of business owned life insurance          (34)        --           --
        (Increase) decrease in other assets .................      (1,783)         626         (484)
        Increase in accrued expenses and other liabilities ..          56          208        2,470
                                                                 --------     --------     --------
    Net cash provided by operating activities ...............       1,727        2,083        2,931
                                                                 --------     --------     --------
Cash flows from investing activities:
    Purchase of securities:
        Restricted ..........................................        --           --            (40)
        Available for sale ..................................        (614)      (3,582)        --
    Proceeds from sales, maturities, and calls of securities:
        Restricted ..........................................         142         --           --
        Available for sale ..................................       1,300        1,058         --
    Net decrease (increase)  in loans .......................         661       (4,302)      (3,743)
    Purchase of business owned life insurance ...............      (1,500)        --           --
    Premises and equipment expenditures .....................        (280)        (298)        (198)
                                                                 --------     --------     --------
    Net cash used in investing activities ...................        (291)      (7,124)      (3,981)
                                                                 --------     --------     --------
Cash flows from financing activities:
      Capital contribution ..................................        --           --          1,000
    Net increase in demand, money market and savings deposits       7,121        6,671        2,431
    Net (decrease) increase  in time deposits ...............      (8,601)      (1,801)       2,877
                                                                 --------     --------     --------
    Net cash (used in) provided by financing activities .....      (1,480)       4,870        6,308
                                                                 --------     --------     --------
      (Decrease) increase in cash and cash equivalents ......         (44)        (171)       5,258
Cash and cash equivalents, beginning of year ................      10,540       10,711        5,453
                                                                 --------     --------     --------
Cash and cash equivalents, end of year ......................    $ 10,496     $ 10,540     $ 10,711
                                                                 ========     ========     ========
Supplemental disclosures:
    Interest paid ...........................................    $    597     $    974     $  1,483
                                                                 ========     ========     ========
    Taxes paid ..............................................    $ 1, 069     $    438     $   --
                                                                 ========     ========     ========


                       (See notes to financial statements)




                                                       FIRST BANK OF DELAWARE
                                            STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                        For the years ended December 31, 2003, 2002 and 2001
                                                       (dollars in thousands)

                                                                                        Accumulated
                                                            Additional                     Other            Total
                                 Comprehensive     Common     Paid in     Retained     Comprehensive    Shareholder's
                                 Income/(loss)     Stock      Capital     Earnings     Income (loss)       Equity
                                 -------------  ----------  ------------  ----------    -------------    ------------

Balance January 1, 2001..........                    $500        $3,657     $(770)                -          $3,387
                                               ----------  ------------  ----------    -------------    ------------
Total other comprehensive                               -             -          -                -               -
income, net of reclassification
adjustments and taxes............
Capital contribution                                    -         1,000          -                -           1,000
Total other comprehensive
income, net of reclassification
adjustments and taxes............     $   -             -             -          -                -               -
Net income for the year..........       614             -             -        614                -             614
                                 -----------
Total comprehensive income.......     $ 614             -             -          -                -               -
                                 ===========
                                               ----------  ------------  ----------    -------------    ------------
Balance December 31, 2001........                  $  500      $  4,657    $ (156)                -         $  5001

---------------------------------------------------------  ------------  -------------------------------------------

Total other comprehensive
income, net of reclassification
adjustments and taxes............    $   63             -             -          -               63              63
Net income for the year..........       800             -             -        800                -             800
                                 -----------
Total comprehensive income.......     $ 863             -             -          -                -               -
                                 ===========
                                               ----------  ------------  ----------    -------------    ------------
Balance December 31, 2002........                   $ 500       $ 4,657      $ 644            $  63         $ 5,864

---------------------------------------------------------  ------------  -------------------------------------------

Total other comprehensive
income, net of reclassification
adjustments and taxes............  $   (27)             -             -          -             (27)            (27)
Net income for the year..........     2,223             -             -      2,223                -           2,223
                                 -----------
Total comprehensive income.......   $ 2,196             -             -          -                -               -
                                 ===========
                                               ----------  ------------  ----------    -------------    ------------
Balance December 31, 2003                          $  500      $  4,657     $2,867          $    36         $ 8,060
                                               ==========  ============  ==========    =============    ============

                       (See notes to financial statements)


                             FIRST BANK OF DELAWARE
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   Organization:

     First Bank of Delaware ("DE Bank"), a Delaware State chartered Bank, is located at Brandywine Commons II, Concord Pike and Rocky Run Parkway in Brandywine, New Castle County Delaware. The DE Bank offers a variety of banking services and financial products in Delaware, and additionally offers nationally, short-term consumer loans and other loan products.

     DE Bank is a wholly owned subsidiary of Republic First Bancorp, Inc., which is a two-bank holding company.

     DE Bank encounters vigorous competition for market share from bank holding companies, other community banks, thrift institutions and other non-bank financial organizations, such as mutual fund companies, insurance companies and brokerage companies.

     DE Bank is subject to regulations of certain state and federal agencies. These regulatory agencies periodically examine the DE Bank for adherence to laws and regulations. As a consequence, the cost of doing business may be affected.

2.   Summary of Significant Accounting Policies:

     Basis of Presentation:

     DE Bank has no subsidiaries. Its financial statements have been presented in accordance with accounting principles generally accepted in the United States of America.

     Risks and Uncertainties and Certain Significant Estimates:

     DE Bank is dependent primarily upon the level of net interest income, which is the difference between interest earned on its interest-earning assets, such as loans and investments, and the interest paid on its interest-bearing liabilities, such as deposits and borrowings. Accordingly, the operations of the Bank are subject to risks and uncertainties surrounding its exposure to change in the interest rate environment.

     Prepayments on residential real estate mortgage and other fixed rate loans,
     and  mortgage  backed  securities  vary  significantly,   which  may  cause
     significant fluctuations in interest margins.

     Short-term consumer loans were first offered through the DE Bank in 2001. At December 31, 2003, there were approximately $1.5 million of short-term consumer loans outstanding, which were originated in Georgia. The DE Bank also originates loans in Texas, California, Arizona and Ohio, which are sold to third parties. Legislation eliminating, or limiting interest rates upon short-term consumer loans has from time to time been proposed, primarily as a result of fee levels which approximate 17% per $100 borrowed, for two week terms. If such proposals cease, a larger number of competitors may begin offering the product, and increased competition could result in lower fees. Further, the DE Bank uses a small number of marketers under contracts, which can be terminated upon short notice, under various circumstances. The impact of negative conditions influencing the above factors, if any, is not possible to predict.

     In 2001, the DE Bank began offering two tax refund products with Liberty Tax Service. Liberty Tax Service is a nationwide tax service provider that prepares and electronically files federal and state income tax returns ("Tax Refund Products"). Tax Refund Products consist of accelerated check refunds ("ACRs"), and refund anticipation loans ("RALs"). There can be no assurance that revenue levels will increase significantly in future periods.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant estimates are made by management in determining the allowance for loan losses, carrying values of other real estate owned and income taxes. Consideration is given to a variety of factors in establishing these estimates. In estimating the allowance for loan losses, management considers current economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, borrowers' perceived financial and managerial strengths, the adequacy of underlying collateral, if collateral dependent, or present value of future cash flows and other relevant factors.

     Since the allowance for loan losses and carrying value of other real estate owned are dependent, to a great extent, on the general economy and other conditions that may be beyond the Bank's control, it is at least reasonably possible that the estimates of the allowance for loan losses and the carrying values of other real estate owned could differ materially in the near term.

     The DE Bank is subject to federal and state regulations governing virtually all aspects of its activities, including but not limited to, lines of business, liquidity, investments, the payment of dividends, and others. Such regulations and the cost of adherence to such regulations can have a significant impact on earnings and financial condition.

     Cash and Cash Equivalents:

     For purposes of the statements of cash flows, the DE Bank considers all cash and due from banks, interest-bearing deposits with an original maturity of ninety days or less and federal funds sold to be cash and cash equivalents.

     Restrictions on Cash and Due From Banks:

     The Banks are required to maintain certain average reserve balances as established by the Federal Reserve Board. The amounts of those balances for the reserve computation periods that include December 31, 2003, and 2002, were $50,000 at each of those dates. These requirements were satisfied through the restriction of vault cash and a balance at the Federal Reserve Bank of Philadelphia.

     Investment Securities:

     Debt and equity investment securities are classified in one of three categories, as applicable, and accounted for as follows: debt securities which DE Bank has the positive intent and ability to hold to maturity are classified as "securities held to maturity" and are reported at amortized cost; debt and equity securities that are bought and sold in the near term are classified as "trading" and are reported at fair value with unrealized gains and losses included in earnings; and debt and equity securities not classified as either held to maturity or trading securities are classified as "investment securities available for sale" and are reported at fair value with net unrealized gains and losses, net of tax, reported as a separate component of shareholder's equity. Gains or losses on disposition are based on the net proceeds and cost of securities sold, adjusted for amortization of premiums and accretion of discounts, using the specific identification method. DE Bank did not have any investment securities designated as trading during 2003, 2002 or 2001. Restricted investment securities are carried at cost, which approximates fair value.

     Loans and Allowance for Loan Losses:

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Interest on loans is calculated based upon the principal amounts outstanding. DE Bank defers and amortizes certain origination and commitment fees, and certain direct loan origination costs over the contractual life of the related loan. This results in an adjustment of the related loans yield.

     The DE Bank accounts for amortization of premiums and accretion of discounts related to loans purchased and investment securities based upon the effective interest method. If a loan prepays in full before the contractual maturity date, any unamortized premiums, discounts or fees are recognized immediately as an adjustment to interest income.

     Loans are generally classified as non-accrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans that are on a current payment status or past due less than 90 days may also be classified as non-accrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance of interest and principal by the borrower, in accordance with the contractual terms. Generally, in the case of non-accrual loans, cash received is applied to reduce the principal outstanding.

     The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance when management believes that the collectibility of the loan principal is unlikely. Recoveries on loans previously charged off are credited to the allowance.

     The allowance is an amount that represents management's best estimate of known and inherent loan losses. Management's evaluations of the allowance for loan losses consider such factors as an examination of the portfolio, past loss experience, the results of the most recent regulatory examination, current economic conditions and other relevant factors.

     The DE Bank accounts for, its impaired loans in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

     Short-term consumer loans are considered to be small balance homogeneous loans. These loans and categories are collectively evaluated for impairment. Commercial business and real estate loans are individually measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral dependent loans are measured for impairment based on the fair market value of the collateral.

     The DE Bank accounts for the transfers and servicing of financial assets in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 140 revises the standards for accounting for the securitizations and other transfers of financial assets and collateral.

     On July 6, 2001, Staff Accounting Bulletin (SAB) No. 102, Selected Loan Loss Allowance Methodology and Documentation Issues was issued. SAB No. 102 provides guidance on the development, documentation and application of a systematic methodology for determining the allowance for loans and leases in accordance with US GAAP and is effective upon issuance. The adoption of SAB No. 102 did not have a material impact on DE Bank's financial positions or results of operations.

     Fees earned on short-term loans, which are not sold are recorded as interest income. At December 31, 2003, there were approximately $1.4 million of these loans outstanding.

     The majority of short-term loans are sold to third parties. The DE Bank records fees for on sold loans as non-interest income. The DE Bank had total short-term loan participations sold of $16.2 million at December 31, 2003 and $4.7 million at December 31, 2002. DE Bank evaluated these sales and determined that they qualified as such under FASB 140.

     Premises and Equipment:

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of furniture and equipment is calculated over the estimated useful life of the asset using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful lives or terms of their respective leases, using the straight-line method. Repairs and maintenance are charged to current operations as incurred, and renewals and betterments are capitalized.

     DE Bank adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on January 1, 2002. SFAS No. 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. SFAS No. 144 changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. The adoption of this statement did not have a material impact on the DE Bank's financial condition or results of operations.

     Other Real Estate Owned:

     Other real estate owned consists of foreclosed assets and is stated at the lower of cost or estimated fair value less estimated costs to sell the property. Costs to maintain other real estate owned, or deterioration in value of the properties are recognized as period expenses. The DE Bank had no other real estate owned at either December 31, 2003 or 2002.

     Business Owned Life Insurance:

     The DE Bank utilizes business owned life insurance (BOLI) to purchase life insurance on certain employees. The DE Bank is the owner of the policies, which provide certain tax benefits. At December 31, 2003, it owned $1,534,000 in BOLI, and previously did not utilize that life insurance. In 2003, DE Bank recognized $34,000 in related income.

     Advertising Costs:

     It is DE Bank's policy to expense advertising costs in the period in which they are incurred. Income Taxes:

     The DE Bank accounts for income taxes under the liability method of accounting. Deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of DE Bank's assets and liabilities at the tax rates expected to be in effect when the temporary differences are realized or settled. The deferred tax assets may be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Earnings Per Share:

     Republic First Bancorp, Inc. (Republic First) is in the process of "spinning-off" DE Bank, whereby shareholders and stock option holders of Republic First will receive identical share and option ownership in DE Bank. Earnings per share computations are based upon the equity structure of Republic First. Until the spin-off is consummated, Republic First is the sole shareholder of First Bank of Delaware.

     Earnings per share ("EPS") consists of two separate components, basic EPS and diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for each period presented. Diluted EPS is calculated by dividing net income, by the weighted average number of common shares outstanding, plus dilutive common stock equivalents ("CSE"). Common stock equivalents consist of dilutive stock options granted through the holding company's stock option plan. The following table is a reconciliation of the numerator and denominator used in calculating basic and diluted EPS. Common stock equivalents, which are antidilutive are not included for purposes of this calculation.

     At December  31,  2003,  2002,  and 2001,  there were 0, 75,724 at $6.02 to
     $8.26 per share, and 126,324 at $4.55 to $8.26 per share of stock options to purchase common stock, which were not included in the computation of earnings per share because the option price is greater than the average market price, respectively.



(In thousands, except per share data)                                    2003              2002              2001
                                                                        --------         ---------         ---------
Net Income (numerator for basic and diluted earnings per share)
                                                                         $2,223              $800              $614
                                                                        ========         =========         =========

                                                                  Per                       Per                       Per
                                                   Shares        Share       Shares        Share        Shares       Share
                                                 ------------ ------------ ------------ ------------  ------------ ----------
Weighted average shares outstanding for the
period
   (denominator for basic earnings per share)....  7,075,849                 6,825,860                  6,801,246
Earnings per share -- basic.......................                   $ .31                     $ .12                    $ .09
Effect of dilutive stock options.................    325,645                   280,367                    198,437
                                                 ------------              ------------               ------------
Effect on basic earnings per share of CSE........                   (.01)                     (.01)                        -
                                                              ------------              ------------               ----------
Weighted average shares outstanding- diluted       7,401,494                 7,106,227                  6,999,683
                                                 ============              ============               ============
Earnings per share -- diluted.....................                   $ .30                     $ .11                    $ .09
                                                              ============              ============               ==========

     The above have been restated for the Republic First 10% stock dividend paid August 24, 2004.






Comprehensive Income

     The tax effects allocated to each component of "Comprehensive Income" are as follows:

         For the year ended December 31, 2003
         (Dollars in thousands)
                                                                                    Before         Tax         Net of
                                                                                  Tax Amount     Benefit     Tax Amount
                                                                                 -------------  ----------- ------------
       Unrealized losses on securities:
              Unrealized holding losses arising during
              the period.....................................................        $  (40)        $   13       $ (27)
              Less: Reclassification adjustment for gains
              Included in net income.........................................              -             -            -
                                                                                  -----------   -----------   ----------
              Other comprehensive loss.......................................        $  (40)        $   13       $ (27)
                                                                                  ===========   ===========   ==========

         For the year ended December 31, 2002
         (Dollars in thousands)
                                                                                    Before         Tax         Net of
                                                                                  Tax Amount     Expense     Tax Amount
                                                                                 -------------  ----------- ------------
             Unrealized gains on securities:
              Unrealized holding gains arising during
              the period.....................................................     $       95        $  (32)     $   63
              Less: Reclassification adjustment for gains
              Included in net income.........................................              -             -            -
                                                                                  -----------   -----------   ----------
              Other comprehensive income.....................................     $       95        $  (32)      $  63
                                                                                  ===========   ===========   ==========




     Net income and comprehensive income were the same for the year ended December 31, 2001.

     Recent Accounting Pronouncements:

     The DE Bank adopted FIN 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. The DE Bank has financial and performance letters of credit. Financial letters of credit require the DE Bank to make payment if the customer's financial condition deteriorates, as defined in the agreements. Performance letters of credit require DE Bank to make payments if the customer fails to perform certain non-financial contractual obligation. DE Bank previously did not record a liability, except for the initial fees received, when guaranteeing obligations unless it became probable that DE Bank would have to perform under the guarantee. FIN 45 applies prospectively to guarantees DE Bank issues or modifies subsequent to December 31, 2002. The maximum potential undiscounted amount of future payments of these letters of credit as of December 31, 2003 is $279,000 and they all expire in 2004. Amounts due under these letters of credit would be reduced by any proceeds that DE Bank would be able to obtain in liquidating the collateral for the loans, which varies depending on the customer.

     The DE Bank adopted the Statement of Financial Accounting Standard 149 (SFAS No. 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities, on July 1, 2003. SFAS No. 149 clarifies and amends SFAS No. 133 for implementation issues raised by constituents or includes the conclusions reached by the FASB on certain FASB Staff Implementation
     Issues. Statement 149 also amends SFAS No. 133 to require a lender to account for loan commitments related to mortgage loans that will be held for sale as derivatives. SFAS No. 149 is effective for contracts entered into or modified after September 30, 2003. DE Bank periodically enters into commitments with its customers, which it intends to sell in the future. Adoption of FAS 149 did not have a material impact on DE Bank's financial statements.

     The FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, on May 15, 2003. SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for public companies for financial instruments entered into or modified after May 31, 2003 and is effective at the beginning of the first interim period beginning after June 15, 2003. Management has not entered into any financial instruments that would qualify under SFAS No. 150. Management does not anticipate the adoption of SFAS No. 150 to have a material impact on DE Bank's financial position or results of operations.

     In October 2003, the AICPA issued SOP 03-3 Accounting for Loans or Certain Debt Securities Acquired in a Transfer. SOP 03-3 applies to a loan with evidence of deterioration of credit quality since origination acquired in a transfer for, which it is probable that at acquisition, DE Bank will be unable to collect all contractually required payments receivable. SOP 03-3 requires that DE Bank recognize the excess of all cash flows expected at acquisition over the investor's initial investment in the loan as interest income on a level yield basis over the life of the loan as the accretable yield. The loan's contractual required payments receivable in excess of the amount of its cash flows excepted at acquisition (non-accreditable difference) should not be recognized as an adjustment to yield, a loss accrual or a valuation allowance for credit risk. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. Early adoption is permitted. Management does not anticipate that adoption of SOP 03-3 will have a material impact on the DE Bank as it generally does not purchase loans, to which SOP 03-3 would apply.

     The DE Bank adopted EITF 03-1, The Meaning of Other than Temporary Impairment and Its Application to Certain Investments as of December 31, 2003. EITF 03-1 includes certain disclosures regarding quantitative and qualitative disclosures for investment securities accounted for under FAS 115, Accounting for Certain Investments in Debt and Equity Securities that are impaired at the balance sheet date, but an other-than-temporary impairment has not been recognized. The disclosures under EITF 03-1 are required for financial statements for years ending after December 15, 2003 and are included in these financial statements.



3.   Investment Securities:

         Investment securities available for sale as of December 31, 2003, are as follows:

                                                                                 Gross         Gross
                                                              Amortized Cost  Unrealized     Unrealized           Fair
(Dollars in thousands)                                                           Gains         Losses             Value
                                                              ----------------------------  -------------       ----------

Mortgage Backed Securities................................          $ 1,797        $   55         $    -          $ 1,852
                                                                ------------  ------------  -------------       ----------
     Total................................................          $ 1,797        $   55         $    -          $ 1,852
                                                                ============  ============  =============       ==========


     Investment securities available for sale as of December 31, 2002, are as follows:
                                                                                 Gross         Gross
                                                                              Unrealized     Unrealized           Fair
(Dollars in thousands)                                        Amortized Cost     Gains         Losses             Value
                                                              ----------------------------  -------------       ----------
Mortgage Backed Securities................................          $ 2,483        $   95         $    -          $ 2,578
                                                                ------------  ------------  -------------       ----------
     Total................................................          $ 2,483        $   95         $    -          $ 2,578
                                                                ============  ============  =============       ==========



     Restricted investment securities as of December 31, 2002, are as follows:
                                                                                 Gross         Gross
                                                                              Unrealized     Unrealized           Fair
(Dollars in thousands)                                        Amortized Cost     Gains         Losses             Value
                                                              ----------------------------  -------------       ----------
Federal Reserve Bank of Philadelphia......................           $  142        $    -         $    -           $  142
                                                                ------------  ------------  -------------       ----------
     Total................................................           $  142        $    -         $    -           $  142
                                                                ============  ============  =============       ==========


     The securities  portfolio consists primarily of mortgage backed securities.
     The DE  Bank's  Asset/Liability  Committee  (ALCO )  reviews  all  security
     purchases  to  ensure  compliance  with  security  policy  guidelines.   In
     accordance with regulatory requirements,  the DE Bank held an investment in stock of the  Federal  Reserve  Bank with a carrying  value of  $142,000 of
     December 31, 2002. The DE Bank disposed of the stock in 2003.

     The maturity distribution of the amortized cost and estimated fair value of investment securities by contractual maturity at December 31, 2003, is as follows:

                                                                     Available for Sale              Held to Maturity
                                                              ---------------------------------- --------------------------
                                                                 Amortized         Estimated      Amortized     Estimated
(Dollars in thousands)                                             Cost           Fair Value         Cost      Fair Value
                                                              ----------------  ---------------- ------------- ------------

After 10 years............................................          $   1,797         $   1,852        $    -     $    -
                                                              ----------------  ---------------- ------------- ------------
     Total................................................          $   1,797         $   1,852        $    -     $    -
                                                              ================  ================ ============= ============



     Expected  maturities  will  differ  from  contractual   maturities  because
     borrowers have the right to call or prepay obligations with or without prepayment penalties.

     The DE Bank did not realize any material gains or losses on the sale of securities during 2003, or 2002 or 2001.

     There were no pledged securities as of December 31, 2003 and 2002. Also, there were no temporarily impaired securities as of those dates.



4.   Loans Receivable:

     Loans receivable consist of the following at December 31,

     (Dollars in thousands)                                             2003               2002
                                                                  -----------------   ----------------

     Real Estate - commercial..................................        $    21,529         $   22,867
     Construction and land development.........................              5,680              5,728
     Consumer and other........................................              1,436                644
                                                                  -----------------   ----------------
     Loans receivable..........................................             28,645             29,239
     Less deferred loan fees...................................               (250)               (43)
     Less allowance for loan losses............................             (1,363)              (566)
                                                                  -----------------   ----------------
     Total loans receivable, net ..............................        $    27,032         $   28,630
                                                                  =================   ================



     The recorded investment in loans, which are impaired in accordance with SFAS 114, totaled $389,000, $127,000 and $71,000 at December 31, 2003,
     2002, and 2001 respectively. The amounts of related valuation allowances were $77,000, $38,000, and $11,000 respectively at those dates. For the years ended December 31, 2003, 2002, and 2001, the average recorded investment in impaired loans was approximately $258,000, $99,000 and $71,000, respectively. The Banks did not realize any interest on impaired loans during 2003, 2002 or 2001. There were no commitments to extend credit to any borrowers with impaired loans as of the end of the periods presented herein.

     As of December 31, 2003, 2002 and 2001, there were loans of approximately $389,000, $127,000, and $71,000 respectively, which were classified as non-accrual. If these loans were performing under their original contractual rate, interest income on such loans would have increased approximately $32,000, $12,000 and $8,000, for 2003, 2002, and 2001
     respectively. Loans past due 90 days and accruing totaled $156,000 and $72,000 respectively, at December 31, 2003 and December 31, 2002.

     The majority of loans outstanding are with borrowers in DE Bank's marketplace, New Castle County Delaware. In addition DE Bank has loans to customers whose assets and businesses are concentrated in real estate. Repayment of DE Bank's loans is in part dependent upon general economic conditions affecting DE Bank's market place and specific industries. DE Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral varies but primarily includes residential, commercial and income-producing properties. At December 31, 2003, DE Bank had no foreign loans and no loan concentrations exceeding 10% of total loans except for credits extended to real estate operators and lessors in the aggregate amount of $16.9 million, which represented 59% of gross loans receivable at December 31, 2003. Various types of real estate are included in this category, including industrial, retail shopping centers, office space, residential multi-family and others. Loan concentrations are considered to exist when their amounts loaned to a multiple number of borrowers engaged in similar activities that management believes would cause them to be similarly impacted by economic or other conditions.

     Included in loans are loans due from directors and other related parties of $0 (none) and $250,000 at December 31, 2003, and 2002, respectively. All loans made to directors and other related parties have substantially the same terms and interest rates as other bank borrowers. The Board of Directors approves loans to individual directors to confirm that collateral requirements, terms and rates are comparable to other borrowers and are in compliance with underwriting policies. The following presents the activity in amounts due from directors and other related parties for the year ended December 31, 2003.

      (Dollars in thousands)                                         2003
                                                                   ---------

      Balance at beginning of year........................             $250
      Changes in classification *.........................             (250)
                                                                   ---------
      Balance at end of year..............................                -
                                                                   =========

     * The individual to whom this loan was made was no longer a director at December 31, 2003.

     Harry D. Madonna is of counsel to Spector Gadon and Rosen effective January 2, 2002. In 2003 and 2002, DE Bank paid $0 and $18,486, respectively in legal fees to that firm for a variety of legal matters.

5.   Allowance for Loan Losses:

     Changes in the allowance for loan losses for the years ended December 31, are as follows:

  (Dollars in thousands)           2003       2002       2001
                                -------     -------     -------

Balance at beginning of year    $   566     $   374     $   261
Charge-offs ................       (145)        (68)        (96)
Recoveries .................          5        --            17
Provision for loan losses ..        937         260         192
                                -------     -------     -------
Balance at end of year .....    $ 1,363     $   566     $   374
                                =======     =======     =======



6.   Premises and Equipment:

         A summary of premises and equipment at December 31, is as follows:

          (Dollars in thousands)                                            Useful lives      2003      2002
                                                                            ------------    --------- ---------

          Furniture and equipment.........................................  3 to 10 years     $1,161      $882
          Bank building...................................................  40 years             917       917
          Leasehold improvements..........................................  20 years              17        16
                                                                                            --------- ---------
                                                                                               2,095     1,815
          Less accumulated depreciation...................................                      (775)     (460)
                                                                                            --------- ---------
          Net premises and equipment......................................                    $1,320    $1,355
                                                                                            ========= =========



     Depreciation expense on premises, equipment and leasehold improvements amounted to $315,000, $181,000 and $139,000 in 2003, 2002 and 2001
     respectively.



7.   Deposits:

     The following is a breakdown, by contractual maturities of DE Bank's time certificate of deposits as of December 31, 2003 for the years 2004 through 2008, which is the longest remaining maturity.

         (Dollars in thousands)           2004        2005        2006         2007         2008          Totals
                                       ----------- ----------- -----------  -----------  -----------   -------------
     Time Certificates of Deposit......  $8,335      $1,924         $91            -          $60         $10,410
                                       =========== =========== ===========  ===========  ===========   =============

8.   Income Taxes:

         The following represents the components of income tax expense (benefit) for the years ended December 31, 2003, 2002 and 2001, respectively.

          (Dollars in thousands)                                                         2003        2002        2001
                                                                                       ---------   ---------   ---------
          Current provision
             Federal:
               Current.......................................................            $1,470       $ 503       $ 335
               Deferred .....................................................             (253)        (41)        (33)
                                                                                       ---------   ---------   ---------
          Total provision for income taxes...................................            $1,217       $ 462       $ 302
                                                                                       =========   =========   =========

         The following table accounts for the difference between the actual tax provision and the amount obtained by applying the statutory federal income tax rate of 34.0% to income before income taxes for the years ended December 31, 2003, 2002 and 2001.

          (Dollars in thousands)                                                          2003        2002        2001
                                                                                        ---------   ---------   ----------

          Tax provision computed at statutory rate..........................              $1,170       $ 429        $ 311
          Business and life insurance.......................................                (11)           -            -
          Other.............................................................                  58          33          (9)
                                                                                        ---------   ---------   ----------
               Total provision for income taxes.............................              $1,217       $ 462        $ 302
                                                                                        =========   =========   ==========


     The approximate tax effect of each type of temporary difference and carry-forward that gives rise to net deferred tax assets included in the other assets in the DE Bank balance sheets at December 31, 2003 and 2002 are as follows:



                                                                                           2003        2002
                                                                                        ---------   ---------

          Allowance for loan losses.........................................               $ 463       $ 192
          Depreciation......................................................                 (45)        (42)
          Deferred loan costs...............................................                 (37)        (22)
          Unrealized gains (losses) on investments..........................                 (18)        (32)
                                                                                        ---------   ---------
          Net deferred tax asset............................................               $ 363       $  96
                                                                                        =========   =========



     The realizability of the deferred tax asset is dependent upon a variety of factors, including the generation of future taxable income, the existence of taxes paid and recoverable, the reversal of deferred tax liabilities and tax planning strategies. Based upon these and other factors, management believes that it is more likely than not that DE Bank will realize the benefits of these deferred tax assets.

9.   Financial Instruments with Off-Balance Sheet Risk:

     DE Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

     Credit risk is defined as the possibility of sustaining a loss due to the failure of the other parties to a financial instrument to perform in accordance with the terms of the contract. The maximum exposure to credit loss under commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The DE Bank uses the same underwriting standards and policies in making credit commitments as it does for on-balance-sheet instruments.

     Financial instruments whose contract amounts represent potential credit risk are commitments to extend credit of approximately $2.2 million and $5.1 million and standby letters of credit of approximately $279,000 and $421,000 at December 31, 2003, and 2002, respectively. However, commitments may often expire without being drawn upon. Of the $2.2 million of commitments to extend credit at December 31, 2003, substantially all were variable rate commitments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and many require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. DE Bank evaluates each customer's creditworthiness on a case-by-case basis.

     The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include real estate, marketable securities, pledged deposits, equipment and accounts receivable.

     Standby letters of credit are conditional commitments issued that guarantee the performance of a customer to a third party. The credit risk and collateral policy involved in issuing letters of credit is essentially the same as that involved in extending loan commitments. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include real estate, marketable securities, pledged deposits, equipment and accounts receivable.

10.  Commitments:

     Lease Arrangements

     As of December 31, 2003, DE Bank had entered into non-cancelable leases expiring through September 30, 2011. The leases are accounted for as operating leases. The minimum annual rental payments required under these leases are as follows:

         (Dollars in thousands)
          Year Ended                                              Amount
          ------------                                         ----------

          2004...........................................         $  146
          2005...........................................            145
          2006...........................................            150
          2007...........................................            154
          2008 ..........................................            159
          thereafter ....................................            156
                                                               ----------
          Total..........................................           $910
                                                               ==========

     DE Bank incurred rent expense of $153,000, $145,000, and $125,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

     Other

     The DE Bank is from time to time a party (plaintiff or defendant) to lawsuits that are in the normal course of business. While any litigation involves an element of uncertainty, management, after reviewing pending actions with its legal counsel, is of the opinion that the liability of DE Bank, if any, resulting from such actions will not have a material effect on the financial condition or results of operations of DE Bank.

11.  Regulatory Capital:

     Dividend payments by the DE Bank are subject to regulation by the Delaware Department of Banking and the Federal Deposit Insurance Act (the "FDIA"). Generally, no dividends may be paid except from "accumulated net earnings" (generally, retained earnings). Under the FDIA, an insured bank may pay no dividends if the bank is in arrears in the payment of any insurance assessment due to the FDIC. Under current banking laws, the DE Bank would be limited to $2.9 million of dividends plus an additional amount equal to its net profit for 2004, up to the date of any such dividend declaration. However, dividends would be further limited in order to maintain capital ratios. The DE Bank has not paid dividends, since its inception.

     During 2003 the Board of Directors of the DE Bank filed an application with the Federal Reserve Board to withdraw their memberships in the Federal Reserve Bank System and filed an application with the FDIC to continue deposit insurance. The applications were accepted by both regulators such that the, DE Bank is now insured and regulated by the FDIC.

     As part of the transition, the DE Bank entered into a Memorandum of Understanding with the FDIC and the Office of the State Bank Commissioner ("Delaware Commissioner") which Memorandum of Understanding requires, among other things that in the event the FDIC and the Delaware Commissioner determine that the short-term loan (payday loans) program of the DE Bank is not operated in a safe and sound manner and request in writing that the DE Bank cease making such short-term loans, the DE Bank will provide a strategy for exiting the short-term loan program. After management discussions with the FDIC and the Delaware Commissioner, the Board of Directors of the DE Bank determined to continue the short-term loan program in accordance with the provisions of the guidelines issued by the FDIC and the laws and regulations of the State of Delaware.

     State and Federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Federal banking agencies impose three minimum capital requirements on DE Bank's risk-based capital ratios based on total capital, Tier 1 capital, and a leverage capital ratio. The risk-based capital ratios measure the adequacy of a bank's capital against the riskiness of its assets and off-balance sheet activities.

     Failure to maintain adequate capital is a basis for "prompt corrective action" or other regulatory enforcement action. In assessing a bank's capital adequacy, regulators also consider other factors such as interest rate risk exposure; liquidity, funding and market risks; quality and level or earnings; concentrations of credit; quality of loans and investments; risks of any nontraditional activities; effectiveness of bank policies; and management's overall ability to monitor and control risks.

     Management believes that the DE Bank meets, as of December 31, 2003, all capital adequacy requirements to which it is subject. As of December 31, 2003, the FDIC categorized the DE Bank as well capitalized under the regulatory framework for prompt corrective action provisions of the Federal Deposit Insurance Act. There are no calculations or events since that notification that management believes have changed the Bank's category.



     The following table presents DE Bank's capital regulatory ratios at December 31, 2003, and 2002:

                                                                                                          To be well
                                                                                    For Capital        capitalized under
                                                               Actual            Adequacy Purposes    regulatory capital
                                                                                                          guidelines
                                                       -----------------------  --------------------  --------------------
(Dollars in thousands)                                  Amount        Ratio      Amount     Ratio      Amount     Ratio
                                                       ----------   ----------  ---------- ---------  ---------  ---------

At December 31, 2003

Total risk based capital.............................     $8,399       29.06%      $2,312     8.00%     $2,891     10.00%


Tier one risk based capital..........................      8,025        27.76       1,156      4.00      1,734       6.00


Tier one leverage capital............................      8,025        16.55       2,410      5.00      2,410       5.00

At December 31, 2002

Total risk based capital.............................      6,143        22.58       2,176      8.00      2,720      10.00


Tier one risk based capital..........................      5,801        21.33       1,088      4.00      1,632       6.00


Tier one leverage capital............................      5,801        13.94       2,081      5.00      2,081       5.00



12.  Fair Value of Financial Instruments:

     The disclosure of the fair value of all financial instruments is required, whether or not recognized on the balance sheet, for which it is practical to estimate fair value. In cases where quoted market prices are not available, fair values are based on assumptions including future cash flows and discount rates. Accordingly, the fair value estimates cannot be substantiated, may not be realized, and do not represent the underlying value of DE Bank.

     The DE Bank uses the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Cash Equivalents: The carrying value is a reasonable estimate of fair value.

     Investment Securities Held to Maturity and Available for Sale: For investment securities with a quoted market price, fair value is equal to quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loans: For variable-rate loans that re-price frequently and with no significant change in credit risk, fair value is the carrying value. For other categories of loans such as commercial and industrial loans, real estate mortgage and consumer loans, fair value is estimated based on the present value of the estimated future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities.

     Business Owned Life insurance: The fair value of business owned life insurance is based on the estimated realizable market value of the underlying investments and insurance reserves.

     Deposit Liabilities: For checking, savings and money market accounts, fair value is the amount payable on demand at the reporting date. For time deposits, fair value is estimated using the rates currently offered for deposits of similar remaining maturities.

     Commitments to Extend Credit and Standby Letters of Credit: The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparts. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar arrangements.



     At December 31, 2003 and December 31, 2002, the carrying amount and the estimated fair value of DE Bank's financial instruments are as follows:


                                                                 December 31, 2003               December 31, 2002
                                                            -----------------------------   -----------------------------
                                                             Carrying          Fair            Carrying          Fair
(Dollars in Thousands)                                        Amount          Value             Amount          Value
                                                            ------------  ---------------   ----------------  -----------

Balance Sheet Data:
    Financial Assets:
       Cash and cash equivalents............................   $ 10,496         $ 10,496           $ 10,540     $ 10,540
       Investment securities available for sale.............      1,852            1,852              2,578        2,578
       Restricted investment securities.....................          -                -                142          142
       Loans receivable, net................................     27,032           28,131             28,630       29,675
       Business owned life insurance........................      1,554            1,554                  -            -
       Accrued interest receivable..........................        185              185                159          159

     Financial Liabilities:
       Deposits:
          Demand, savings and money market..................    $22,837          $22,837            $15,717      $15,717
          Time..............................................     10,410           10,424             19,010       19,159
       Accrued interest payable.............................         32               32                125          125



                                                                 December 31, 2003               December 31, 2002
                                                            -----------------------------   -----------------------------
                                                             Notional          Fair         Notional             Fair
(Dollars in Thousands)                                        Amount          Value          Amount             Value
                                                            ------------  ---------------   ----------        -----------

Off Balance Sheet Data:
Commitments to extend credit                                     $2,183            $2183      $                  $ 5,410
Letters of credit                                                   279              279          421                421




13.  Segment Reporting:

     The DE Bank's reportable segments represent strategic businesses that offer different products and services. The segments are managed separately because each segment has unique operating characteristics, management requirements and marketing strategies. DE Bank has three reportable segments: its community-banking segment; tax refund products; and short-term consumer loans. The community-banking segment is primarily comprised of the results of operations and financial condition of its Delaware commercial and consumer loans. The DE Bank additionally offers national consumer products to the underbanked consumer including tax refund products and short-term consumer loans. Tax refund products are comprised of accelerated check refunds and refund anticipation loans offered by the DE Bank on a national basis to customers of Liberty Tax Services, an unaffiliated national tax preparation firm. Short-term consumer loans are loans made to customers offered by the DE Bank, with principal amounts of $1,500 or less and terms of approximately two weeks. These loans typically are made in states that are outside of Delaware through a small number of marketers and involve rates and fees significantly different from other loan products.




     Segment information for the years ended December 31, 2003, 2002 and 2001 is as follows:

                                December 31, 2003
                             (Dollars in thousands)
                                                                                   Short-term
                                                      First Bank of   Tax Refund    Consumer
                                                         Delaware      Products       Loans        Total
                                                      --------------- -------------------------- -----------

Net interest income ...........                            $ 1,588       $   108     $  477      $   2,173
Provision for loan losses .....                                121          --           816           937
Non-interest income ...........                                178           487       6,147         6,812
Non-interest expenses .........                              1,572           633       2,403         4,608
Net income ....................                            $    46       $   (25)    $ 2,202       $ 2,223
                                                           =======       =======     =======       =======

Selected Balance Sheet Amounts:
Total assets ..................                            $38,564       $  --       $ 5,973       $44,537
Total loans, net ..............                             26,357          --           675        27,032
Total deposits ................                             33,247          --          --          33,247




                                      F-18

December 31, 2002
(Dollars in thousands)
                                                                                   Short-term
                                                      First Bank of   Tax Refund    Consumer
                                                         Delaware      Products       Loans        Total
                                                      --------------- -------------------------- -----------

Net interest income (loss) ....                            $ 1,832    $   (21)      $  (129)      $ 1,682
Provision for loan losses .....                                260       --            --             260
Non-interest income ...........                                149        472         2,228         2,849
Non-interest expenses .........                              1,536        355         1,118         3,009
Net income ....................                            $   111    $    58       $   631       $   800
                                                           =======    =======       =======       =======

Selected Balance Sheet Amounts:
Total assets ..................                            $42,260    $             $ 1,505       $43,765
                                                                                                  -------
Total loans, net ..............                             28,169       --             461        28,630
Total deposits ................                             34,727       --            --          34,727






December 31, 2001
(Dollars in thousands)
                                                                               Short-term
                                                   First Bank of   Tax Refund   Consumer
                                                      Delaware      Products      Loans       Total
                                                       --------     --------    --------    --------

Net interest income ...........                        $  1,233     $           $    (57)   $  1,176
Provision for loan losses .....                             192         --          --           192
Non-interest income ...........                             171          283       1,654       2,108
Non-interest expenses .........                           1,707          234         235       2,176
Net income (loss) .............                        $   (245)    $     33    $    826    $    614
                                                       ========     ========    ========    ========
Selected Balance Sheet Amounts:
Total assets ..................                        $ 35,311     $   --      $  2,515    $ 37,826
Total loans, net ..............                          24,209         --           379      24,588
Total deposits ................                          29,857         --          --        29,857



14.  Transactions with Affiliate

DE Bank is a wholly owned subsidiary of Republic First Bancorp, Inc., which also is the 100% owner of Republic First Bank.

At both December 31, 2003 and 2002, First Bank of Delaware had outstanding balances of $26.5 million of commercial loans, which had been participated to Republic First Bank. First Bank of Delaware also sells its tax refund loans to Republic First Bank. Such loans are repaid by U.S. Treasury-issued tax refunds paid directly to the bank in the first and second quarters of the year. Accordingly, there were no such loans outstanding at December 31, 2003 and 2002. At December 31. 2003 and 2002, there were $0 and $4.7 million, respectively, of consumer short-term loans outstanding, which had been participated to Republic First Bank. As of December 31, 2003 and 2002 First Bank of Delaware had outstanding balances of $5.2 and $4.0 million of commercial loan balances it had purchased from Republic First Bank. The above loan participations and sales are made at arms length. They are made as a result of lending limit and other regulatory requirements. First Bank of Delaware also maintains a correspondent bank deposit account with Republic First Bank. At December 31, 2003 and 2002, balances amounted to $126,000 and $151,000 respectively. At December 31, 2003 and 2002 First Bank of Delaware had daily federal funds balances with Republic First Bank, in respective amounts of $4.9 and $0 million.

DE Bank employees are allowed to participate in a 401(k) plan sponsored by Republic First Bank. The expense related to this plan was $27,000, $23,000, and $17,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

DE Bank is one of the members of a controlled group of corporations included in a consolidated federal income tax return filed by Republic First Bancorp, Inc. Federal income tax is allocated among the members of the controlled group on a pro rata basis. At December 31, 2003, DE Bank owes Republic First Bancorp, Inc. approximately $408,000 for federal income taxes.

                             FIRST BANK OF DELAWARE
                                 BALANCE SHEETS
                                    UNAUDITED



                           September 30, 2004 and 2003
                  (dollars in thousands, except per share data)
                                                                            2004       2003
                                                                          -------    -------
ASSETS:
Cash and due from banks ..............................................    $   586    $ 8,888
Interest bearing deposits with banks .................................        197        170

Federal funds sold ...................................................      8,614      1,289
                                                                          -------    -------
     Total cash and cash equivalents .................................    $ 9,397    $10,347


Investment securities available for sale, at fair value ..............      1,327      2,075

Loans receivable, (net of allowance for loan losses of $1,290 and

     $1,324, respectively) ...........................................     34,441     29,840

Premises and equipment, net ..........................................      1,123      1,398

Accrued interest receivable ..........................................        217        185

Business owned life insurance ........................................      1,576      1,532

Other assets .........................................................      2,091      5,037
                                                                          -------    -------

     Total Assets ....................................................    $50,172    $50,414
                                                                          =======    =======

LIABILITIES AND SHAREHOLDERS' EQUITY:

Liabilities:

Deposits:

Demand - non-interest-bearing ........................................    $ 7,106    $ 9,175

Demand - interest-bearing ............................................         40      2,636

Money market and savings .............................................     24,249     13,276

Time less than $100,000 ..............................................      2,469      3,973

Time over $100,000 ...................................................      1,614      6,866
                                                                          -------    -------

     Total Deposits ..................................................     35,478     35,926


Accrued interest payable .............................................         22         42

Federal funds purchased ..............................................       --        2,466

Other liabilities ....................................................      4,356      4,661
                                                                          -------    -------

     Total Liabilities ...............................................     39,856     43,095
                                                                          -------    -------

Commitments and contingencies

Shareholders' Equity:

Common stock, par value $0.01 per share; 20,000,000 shares authorized;

     shares issued 7,435,681 as of September 30, 2004 and

     7,334,229 as of September 30, 2003 ..............................        500        500

Additional paid in capital ...........................................      4,657      4,657
Retained earnings ....................................................      5,135      2,120

Accumulated other comprehensive income ...............................         24         42
                                                                          -------    -------

     Total Shareholders' Equity ......................................     10,316      7,319
                                                                          -------    -------

     Total Liabilities and Shareholders' Equity ......................    $50,172    $50,414
                                                                          =======    =======

                       (See notes to financial statements)




                             FIRST BANK OF DELAWARE
                              STATEMENTS OF INCOME
                                    UNAUDITED

              For the nine months ended September 30, 2004 and 2003
                  (dollars in thousands, except per share data)

                                                                                              2004            2003
                                                                                   ---------------------------------
Interest income:
     Interest and fees on loans.................................................              $2,746         $1,761
     Interest on federal funds sold and deposits with banks.....................                  87             75
     Interest and dividends on investment securities............................                  67             97
                                                                                   ---------------------------------
                                                                                               2,900          1,933
                                                                                   ---------------------------------

Interest expense:
     Demand - interest bearing..................................................                   2              2
     Money market and savings...................................................                 173            101
     Time less than $100,000....................................................                  60            258
     Time over $100,000.........................................................                  64             62
     Other borrowings...........................................................                   1              4
                                                                                   ---------------------------------
                                                                                                 300            427
                                                                                   ---------------------------------
Net interest income.............................................................               2,600          1,506
Provision for loan losses.......................................................               1,126            818
                                                                                   ---------------------------------
Net interest income after provision for loan losses.............................               1,474            688
                                                                                   ---------------------------------

Non-interest income:
     Loan advisory and servicing fees...........................................                  22             28
     Service fees on deposit accounts...........................................                  85             87
     Short-term loan fee income.................................................               4,628          4,172
     Tax refund products........................................................               1,173            410
     Other income...............................................................                  42             20
                                                                                   ---------------------------------
                                                                                               5,950          4,717
                                                                                   ---------------------------------
Non-interest expenses:
     Salaries and employee benefits.............................................               1,865          1,577
     Occupancy .................................................................                 158            139
     Depreciation...............................................................                 325            212
     Legal......................................................................                 288            171
     Advertising ...............................................................                  22             21
     Delaware franchise tax ....................................................                 188            112
        Delaware processing and operational expense.............................                 446            471
     Other operating expenses...................................................                 619            418
                                                                                   ---------------------------------
                                                                                               3,911          3,121
                                                                                   ---------------------------------
Income before income taxes......................................................               3,513          2,284
                                                                                   ---------------------------------
Provision for income taxes......................................................               1,246            808
                                                                                   ---------------------------------
Net Income......................................................................              $2,267         $1,476
                                                                                   ---------------------------------

                                                                                   =================================
Net income per share:
Basic ..........................................................................              $ 0.31         $ 0.20
                                                                                   ---------------------------------

Diluted                                                                                       $ 0.30         $ 0.19
                                                                                   =================================

                       (See notes to financial statements)




                             FIRST BANK OF DELAWARE
                             STATEMENTS OF CASH FLOW
                                    UNAUDITED

              For the nine months ended September 30, 2004 and 2003
                             (dollars in thousands)

                                                                   2004         2003
                                                                 --------     --------
Cash flows from operating activities:

    Net income ..............................................    $  2,267     $  1,476

    Adjustments to reconcile net income to net cash

      provided by operating activities:

        Provision for loan losses ...........................       1,126          818

        Depreciation ........................................         325          212

        Amortization of securities ..........................           4            9

        Increase in value of business owned life insurance ..          42           21

        Decrease  in other assets ...........................         (88)      (4,756)

        Increase in accrued expenses and other liabilities ..       1,149        1,508
                                                                 --------     --------

    Net cash provided by (used in) operating activities .....       4,825         (712)
                                                                 --------     --------

Cash flows from investing activities:

    Purchase of securities:

        Available for sale ..................................        --           (614)


    Proceeds from maturities and calls of securities:

              Held to maturity ..............................        --            142


        Available for sale ..................................         508        1,109

    Net increase in loans ...................................      (8,535)       (2028)

    Purchase of business owned life insurance ...............        --         (1,500)


    Premises and equipment expenditures .....................        (128)        (255)
                                                                 --------     --------

    Net cash used in investing activities ...................      (8,155)      (3,146)
                                                                 --------     --------

Cash flows from financing activities:

    Net increase in demand, money market and savings deposits       8,558        9,370

    Increase in short-term borrowings .......................        --          2,466

      Net decrease in time deposits .........................      (6,327)      (8,171)
                                                                 --------     --------

    Net cash provided by financing activities ...............       2,231        3,665
                                                                 --------     --------

Decrease in cash and cash equivalents .......................      (1,099)        (193)

Cash and cash equivalents, beginning of year ................      10,496       10,540
                                                                 --------     --------

Cash and cash equivalents, end of year ......................    $  9,397     $ 10,347
                                                                 ========     ========

Supplemental disclosures:

    Interest paid ...........................................    $    310     $    511
                                                                 --------     --------


    Taxes paid ..............................................    $    996     $    568
                                                                 ========     ========


                      (See notes to financial statements)


*    Republic First Bancorp, Inc.



                             FIRST BANK OF DELAWARE
                          NOTES TO FINANCIAL STATEMENTS

1.   Organization:

First Bank of Delaware ("FBD"), a Delaware state chartered Bank, is located at Brandywine Commons II, Concord Pike and Rocky Run Parkway in Brandywine, New Castle County Delaware. FBD offers a variety of banking services and financial products in Delaware, and additionally offers nationally, short-term consumer loans and other loan products.

FBD is a wholly owned subsidiary of Republic First Bancorp, Inc., which is a two-bank holding company organized and incorporated under the laws of the Commonwealth of Pennsylvania. The other wholly owned subsidiary, Republic First Bank, offers a variety of banking services to individuals and businesses throughout the Greater Philadelphia and South Jersey area through its offices and branches in Philadelphia and Montgomery Counties.

FBD encounters vigorous competition for market share from bank holding companies, other community banks, thrift institutions and other non-bank financial organizations, such as mutual fund companies, insurance companies and brokerage companies.

FBD is subject to  regulations  of certain  state and  federal  agencies.  These
regulatory  agencies   periodically  examine  FBD  for  adherence  to  laws  and
regulations. As a consequence, the cost of doing business may be affected.

2.   Summary of Significant Accounting Policies:

         Basis of Presentation:
         ----------------------

FBD has no subsidiaries. Its financial statements have been presented in accordance with accounting principles generally accepted in the United States of America or applicable to the banking industry.

         Risks and Uncertainties and Certain Significant Estimates:
         ----------------------------------------------------------

FBD is dependent primarily upon the level of net interest income, which is the difference between interest earned on its interest-earning assets, such as loans and investments, and the interest paid on its interest-bearing liabilities, such as deposits and borrowings. Accordingly, the operations of the Bank are subject to risks and uncertainties surrounding its exposure to change in the interest rate environment.

Prepayments on residential real estate mortgage and other fixed rate loans, and mortgage-backed securities vary significantly, which may cause significant fluctuations in interest margins.

Short-term consumer loans were first offered through FBD in 2001. At September 30, 2004, there were approximately $2.1 million of short-term consumer loans outstanding, the majority of which were originated in Texas. FBD also originates loans in California, Arizona, Ohio and other states, which are sold to third parties. Legislation eliminating, or limiting interest rates upon short-term consumer loans has from time to time been proposed, primarily as a result of fee levels which approximate 17% per $100 borrowed, for two week terms. If such proposals cease, a larger number of competitors may begin offering the product, and increased competition could result in lower fees. Further, FBD uses a small number of marketers under contracts, which can be terminated upon short notice, under various circumstances. The impact of negative conditions influencing the above factors, if any, is not possible to predict.

In 2001, FBD began offering two tax refund products with Liberty Tax Service. Liberty Tax Service is a nationwide tax service provider that prepares and electronically files federal and state income tax returns ("Tax Refund Products"). Tax Refund Products consist of accelerated check refunds ("ACRs"), and refund anticipation loans ("RALs"). There can be no assurance that revenue levels will increase significantly in future periods.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates are made by management in determining the allowance for loan losses, carrying values of other real estate owned and income taxes. Consideration is given to a variety of factors in establishing these estimates. In estimating the allowance for loan losses, management considers current economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, borrowers' perceived financial and managerial strengths, the adequacy of underlying collateral, if collateral dependent, or present value of future cash flows and other relevant factors.

Since the allowance for loan losses and carrying value of other real estate owned are dependent, to a great extent, on the general economy and other conditions that may be beyond the Bank's control, it is at least reasonably possible that the estimates of the allowance for loan losses and the carrying values of other real estate owned could differ materially in the near term.

FBD is subject to federal and state regulations governing virtually all aspects of its activities, including but not limited to, lines of business, liquidity, investments, the payment of dividends, and others. Such regulations and the cost of adherence to such regulations can have a significant impact on earnings and financial condition.

         Earnings Per Share:
         -------------------

Earnings per share ("EPS") consists of two separate components, basic EPS and diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for each period presented. Diluted EPS is calculated by dividing net income, by the weighted average number of common shares outstanding, plus dilutive common stock equivalents ("CSE"). Common stock equivalents consist of dilutive stock options granted through Republic First Bancorp, Inc.'s stock option plan. The following table is a reconciliation of the numerator and denominator used in calculating basic and diluted EPS. Common stock equivalents, which are antidilutive are not included for purposes of this calculation.

At September 30, 2004 and 2003, there were 0 shares of stock options to purchase common stock, which were not included in the computation of earnings per share because the option price was greater than the average market price.




(In thousands, except per share data)                                      Nine Months Ended

                                                                           September 30, 2003

                                                                        2004                2003
                                                                     -----------          ----------

Net income (numerator for basic and diluted earnings per share).....    $2,267              $1,426
                                                                     ===========          ==========


                                                                  Per                       Per
                                                   Shares        Share       Shares        Share
                                                 ------------ ------------ ------------ ------------

Weighted average shares outstanding for the
period
   (denominator for basic earnings per share)....  7,207,203                 7,043,226
Earnings per share - basic.......................                   $ .31                     $ .20

Effect of dilutive stock options.................    340,104                   307,376
                                                 ------------              ------------
Effect on basic earnings per share of CSE........                   (0.01)                    (0.01)
                                                              ------------              ------------
Weighted average shares outstanding- diluted       7,547,307                 7,350,602
                                                 ============              ============
Earnings per share - diluted.....................                   $ .30                     $ .19
                                                              ============              ============



   The above have been restated for the 10% stock dividend paid August, 2004.

         Reclassifications:
         ------------------

Certain items in the prior period financial statements and notes have been reclassified to conform to the 2004 presentation format. There was no effect on net income for the periods presented herein as a result of reclassifications.

         Comprehensive Income

Comprehensive income and the tax effects allocated to each component of comprehensive income consisted of changes in the market value of securities which were de minimus in the nine months ended September 30, 2004 and 2003.

3.   Legal Proceedings

FBD is from time to time a party (plaintiff or defendant) to lawsuits that are in the normal course of business. While any litigation involves an element of uncertainty, management, after reviewing pending actions with its legal counsel, is of the opinion that the liability of FBD, if any, resulting from such actions will not have a material effect on the financial condition or operations of FBD.

4.   Segment Reporting:

FBD's reportable segments represent strategic businesses that offer different products and services. The segments are managed separately because each segment has unique operating characteristics, management requirements and marketing strategies. FBD has three reportable segments: its community-banking segment; tax refund products; and short-term consumer loans. The community-banking segment is primarily comprised of the results of operations and financial condition of its Delaware commercial loans. FBD additionally offers national consumer products to the underbanked consumer including tax refund products and short-term consumer loans. Tax refund products are comprised of accelerated check refunds and refund anticipation loans offered by FBD on a national basis to customers of Liberty Tax Services, an unaffiliated national tax preparation firm. Short-term consumer loans are loans made to customers offered by FBD, with principal amounts of $1,500 or less and terms of approximately two weeks. These loans typically are made in states that are outside of Delaware through a small number of marketers and involve rates and fees significantly different from other loan products.

Segment information for the nine months ended September 30, 2004 and 2003 is as follows:


September 30, 2004
(Dollars in thousands)

                                                            Short-term
                               First Bank of   Tax Refund   Consumer
                               Delaware        Products     Loans      Total
                              -------------- -------------------------------


Net interest income                $ 1,174    $   108    $ 1,318    $ 2,600

Provision for loan losses               90       --        1,036      1,126

Non-interest income                    150      1,173      4,627      5,950

Non-interest expenses                1,035        763      2,113      3,911

Net income (loss)                  $   143    $   342    $ 1,782    $ 2,267
                                   =======    =======    =======    =======


Selected Balance Sheet Amounts:

Total assets                       $44,199    $  --      $ 5,973    $50,172

Total loans, net                    33,594       --        2,137     35,731

Total deposits                      35,478       --         --       35,478








September 30, 2003
(Dollars in thousands)

                                                Tax Refund Short-term
                                 First Bank of  Products   Consumer
                                 Delaware                  Loans       Total
                                 -----------------------------------------------


Net interest income                $ 1,146    $   118     $   242    $ 1,506

Provision for loan losses               91         --         727        818

Non-interest income                    135        410       4,172      4,717

Non-interest expenses                1,142        545       1,434      3,121

Net income (loss)                  $    73    $   (12)    $ 1,415    $ 1,476
                                   =======    =======     =======    =======


Selected Balance Sheet Amounts:

Total assets                       $42,705    $  --       $ 7,709    $50,414

Total loans, net                    30,183       --           981     31,164

Total deposits                      35,926       --          --       35,926